Exhibit 4.1


                          DATED AS OF JANUARY 7, 1997









                        MDC COMMUNICATIONS CORPORATION

                                      AND

                             THE R-M TRUST COMPANY

                                 (AS TRUSTEE)



                                TRUST INDENTURE



            PROVIDING FOR THE ISSUE OF $50,000,000 7% SUBORDINATED

             UNSECURED CONVERTIBLE DEBENTURES DUE JANUARY 8, 2007

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                                                I N D E X

ARTICLE 1           INTERPRETATION.......................................................................2
         1.1        Definitions......................................................................... 2
         1.2        Meaning of "outstanding" for Certain Purposes....................................... 6
         1.3        Interpretation not Affected by Heading, etc..........................................6
         1.4        Statute References...................................................................7
         1.5        References...........................................................................7
         1.6        Not a Business Day...................................................................7
         1.7        Invalidity of Provisions.............................................................7
         1.8        Governing Law........................................................................7

ARTICLE 2.          THE DEBENTURES.......................................................................7
         2.1        Limitation on Issue and Designation..................................................7
         2.2        Terms of Debentures..................................................................7
         2.3        Form of Debentures...................................................................8
         2.4        Issue of Debentures..................................................................9
         2.5        Execution of Debentures..............................................................9
         2.6        Certification........................................................................9
         2.7        Concerning Interest..................................................................9
         2.8        Debentures to Rank Equally..........................................................10
         2.9        Registration of Debentures..........................................................10
         2.10       Payment of Principal and Interest in respect of Debentures..........................11
         2.11       Ownership of Debentures.............................................................12
         2.12       Exchange of Debentures..............................................................12
         2.13       Replacement of Debentures...........................................................13
         2.14       Interim Debentures..................................................................13
         2.15       Transfer of Legended Debentures.....................................................14

ARTICLE 3.          REDEMPTION AND PURCHASE FOR CANCELLATION OF
                    DEBENTURES AND ISSUE OF SUBORDINATE VOTING
                    SHARES..............................................................................15
         3.1        Redemption of Debentures............................................................15
         3.2        Limitation on Redemption............................................................15
         3.3        Partial Redemption of Debentures....................................................15
         3.4        Notice of Redemption................................................................16
         3.5        Debentures Due on Redemption Dates..................................................16
         3.6        Deposit of Redemption Moneys........................................................17
         3.7        Failure to Surrender Debentures Called for Redemption...............................17
         3.8        Surrender of Debentures for Cancellation............................................17
         3.9        Payment in Subordinate Voting Shares on  Redemption of
                    Debentures or Maturity Date.........................................................17
         3.10       Issue of Subordinate Voting Shares Redemption of Debentures
                    or Maturity Date....................................................................18
         3.11       General Requirement.................................................................19
         3.12       No Requirement to Issue Fractional Shares...........................................21
         3.13       Purchase of Debentures for Cancellation.............................................21
         3.14       Cancellation of Debentures..........................................................21

ARTICLE 4.          CONVERSION..........................................................................22
         4.1        Conversion Privilege................................................................22
         4.2        Manner Exercise of Right to Convert.................................................22
         4.3        Adjustment of Conversion Price......................................................23
         4.4        Other Adjustment of Conversion Price................................................28
         4.5        Rules Regarding Calculation of Adjustment of Conversion Price.......................28
         4.6        No Requirement to Issue Fractional Shares...........................................29
         4.7        Corporation to Reserve Shares.......................................................29
         4.8        Corporation to Qualify Shares.......................................................30
         4.9        Taxes and Charges on Conversion.....................................................30
         4.10       Cancellation of Converted Debentures................................................30
         4.11       Certificate as to Adjustment........................................................30
         4.12       Notice of Special Matters...........................................................30
         4.13       Notice of Expiry of Conversion Right................................................31
         4.14       Revival of Right to Convert.........................................................31
         4.15       Protection of Trustee...............................................................31
         4.16       U.S. Legend.........................................................................31

ARTICLE 5.          SUBORDINATION OF DEBENTURES.........................................................32
         5.1        Agreement to Subordinate............................................................32
         5.2        Distribution on Insolvency or Winding-up............................................32
         5.3        Subrogation of Debentures...........................................................32
         5.4        No Payment to Debentureholders if Senior Indebtedness in Default....................33
         5.5        Payment of Debentures Permitted.....................................................33
         5.6        Subordination Not to be Impaired....................................................34
         5.7        Authorization of Debentureholder to Trustee to Effect
                    Subordination.......................................................................36
         5.8        Trustee Not Fiduciary for Holders of Senior Indebtedness............................36

ARTICLE 6.          COVENANTS OF THE CORPORATION........................................................37
         6.1        General Covenant....................................................................37
         6.2        Not to Extend Time for Payment of Interest or Principal.............................38
         6.3        To Provide Annual Certificate of Compliance.........................................38
         6.4        To Give Notice of Event of Default..................................................38
         6.5        To Pay Trustee's Remuneration.......................................................38
         6.6        Trustee may Perform Covenants.......................................................39

ARTICLE 7.          DEFAULT AND ENFORCEMENT.............................................................39
         7.1        Events of Default...................................................................39
         7.2        Notice of Events of Default.........................................................40
         7.3        Acceleration on Default.............................................................41
         7.4        Waiver of Default...................................................................41
         7.5        Enforcement by the Trustee..........................................................42
         7.6        Debentureholders May Not Sue........................................................43
         7.7        Application of Moneys...............................................................44
         7.8        Distributions of Moneys.............................................................44
         7.9        Persons Dealing with Trustee........................................................45
         7.10       Trustee Appointed Attorney..........................................................45
         7.11       Remedies Cumulative.................................................................46
         7.12       Judgment Against the Corporation....................................................46

ARTICLE 8.          SATISFACTION AND DISCHARGE..........................................................46
         8.1        Cancellation and Destruction........................................................46
         8.2        Non-Presentation of Debentures......................................................46
         8.3        Repayment of Unclaimed Moneys.......................................................47
         8.4        Discharge...........................................................................47

ARTICLE 9.          SUCCESSOR CORPORATIONS..............................................................48
         9.1        Certain Requirements in Respect of Merger, etc......................................48
         9.2        Vesting of Powers in Successor......................................................48

ARTICLE 10.         MEETINGS OF DEBENTUREHOLDERS........................................................49
         10.1       Right to Convene Meetings...........................................................49
         10.2       Notice of Meeting...................................................................49
         10.3       Chairman........................................................................... 49
         10.4       Ouorum............................................................................. 50
         10.5       Power to Adjourn................................................................... 50
         10.6       Show of Hands...................................................................... 50
         10.7       Poll............................................................................... 50
         10.8       Voting............................................................................. 50
         10.9       Regulations........................................................................ 51
         10.10      Corporation and Trustee May Re Represented......................................... 51
         10.11      Powers Exercisable by Extraordinary Resolution......................................52
         10.12      Meaning of "Extraordinary Resolution".............................................. 54
         10.13      Powers Cumulative.................................................................. 54
         10.14      Minutes............................................................................ 54
         10.15      Signed Instrument.................................................................. 55
         10.16      Binding Resolutions................................................................ 55
         10.17      Evidence of Rights of Debentureholders............................................. 55

ARTICLE 11.         NOTICES.............................................................................56
         11.1       Notice to the Corporation...........................................................56
         11.2       Notice to Debentureholders..........................................................56
         11.3       Notice to the Trustee...............................................................56
         11.4       Mail Service Interruption...........................................................57

ARTICLE 12.         CONCERNING THE TRUSTEE..............................................................57
         12.1       Trust Indenture Legislation.........................................................57
         12.2       No Conflict of Interest.............................................................57
         12.3       Rights and Duties of Trustee........................................................58
         12.4       Evidence, Experts and Advisers......................................................59
         12.5       Certificate etc. of the Corporation as Evidence.....................................59
         12.6       Trustee May Deal in Debentures......................................................59
         12.7       Trustee Not Required to Give Security...............................................59
         12.8       Trustee Not to be Appointed Receiver................................................60
         12.9       Protection of Trustee...............................................................60
         12.10      Investment of Trust Moneys..........................................................61
         12.11      Action by Trustee to Protect Interests..............................................61
         12.12      Replacement of Trustee..............................................................61
         12.13      Authority to Carry on Business......................................................62
         12.14      Acceptance of Trusts................................................................63

ARTICLE 13.         SUPPLEMENTAL INDENTURES.............................................................63
         13.1       Supplemental Indentures.............................................................63

ARTICLE 14.         EXECUTION...........................................................................64
         14.1       Counterparts and Formal Date........................................................64
         14.2       Language of Indenture...............................................................64

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

         THIS TRUST INDENTURE made as of the 7th day January, 1997 BETWEEN:

                  MDC COMMUNICATIONS CORPORATION, a corporation incorporated under the laws of Ontario

                  (hereinafter called the "Corporation")

                                                             OF THE FIRST PART

                  - and -

                  THE R-M TRUST COMPANY, a trust company incorporated under the laws of Canada and having an office in the City of Toronto in the Province of Ontario

                  (hereinafter called the "Trustee")

                                                            OF THE SECOND PART

         WHEREAS the Corporation considers it necessary for its corporate purposes to create and issue its Debentures in the manner provided herein; and

         WHEREAS the Corporation is duly authorized to create and issue the Debentures to be issued as provided herein; and

         WHEREAS all necessary resolutions of the directors of the Corporation have been duly passed and confirmed and other proceedings taken to make the Debentures, when certified by the Trustee and issued as provided in this Trust Indenture, valid, binding and legal obligations of the Corporation with the benefits and subject to the terms of this Trust Indenture and to make this Trust Indenture a valid and binding indenture in accordance with its terms; and

         WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee;

         NOW THEREFORE THIS INDENTURE WITNESSETH and it is hereby covenanted, agreed and declared as follows:
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                                  ARTICLE 1.
                                INTERPRETATION

1.1      Definitions

         In this Trust Indenture, unless there is something in the subject matter or context inconsistent therewith:

         "affiliates" and "subsidiaries" have the meanings attributed to those terms in the Business Corporations Act (Ontario) from time to time;

         "Business Day" means any day, other than Saturday, Sunday or any statutory holiday in the City of Toronto;

         "Certificate of the Corporation" means a certificate signed in the name of the Corporation by either of the Chief Executive Officer or any Vice President of the Corporation, and may consist of one or more instruments so executed;

         "Corporation" includes any successor corporation to or of the party of the first part which shall have complied with the provisions of Article Nine;

         "Conversion Price" has the meaning attributed to such term in section 4.1;

         "Counsel" means a barrister or solicitor or firm of barristers and solicitors retained by the Trustee, who may be counsel to the Corporation, or retained by the Corporation and acceptable to the Trustee;

         "Current Market Price" at any date means the weighted average trading price per share for Subordinate Voting Shares for the 20 consecutive trading days ending on the fifth trading day before such date on The Toronto Stock Exchange, or, if the Subordinate Voting Shares are not listed thereon on such stock exchange on which the shares are listed as may be selected for such purpose by the Directors or, if the Subordinate Voting Shares are not listed on any stock exchange, then on the over-the-counter market; and for the purpose of this definition, the weighted average price shall be determined by dividing the aggregate sale price of all Subordinate Voting Shares sold during such period of 20 consecutive trading days on such exchange or market, as the case may be, by the total number of Subordinate Voting Shares so sold;

         "Date of Conversion" has the meaning attributed to such term in section 4.2;

         "Debentures" means the 7% Subordinated Unsecured Convertible Debentures due January 8, 2007 issued hereunder;

         "Debentureholders" or "Holders" means the Persons for the time being entered in the registers hereinafter mentioned as holders of Debentures;


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         "Debentureholders' Request" means an instrument signed in one or more counterparts by the Holders of not less than 25% in principal amount of the outstanding Debentures requesting the Trustee to take the action or proceeding specified therein;

         "Director" means a director of the Corporation for the time being and "Directors" means the board of directors of the Corporation or, whenever duly empowered, the executive committee (if any) of the board of directors of the Corporation for the time being, and reference to action by the Directors means action by the directors as a board or action by the executive committee of the board as a committee;

         "Dividends Paid in the Ordinary Course" means dividends paid on the Subordinate Voting Shares in any financial year of the Corporation, whether in (1) cash, or (2) shares of the Corporation, (3) rights, options or warrants to purchase any shares, property or other assets of the Corporation (but excluding rights, options or warrants referred to in subsection 4.3(2)(i) or (ii)), or (4) in property or other assets of the Corporation, in each case to the extent that the amount or value of such dividends in the aggregate does not exceed the greater of:

                  (i) 150% of the aggregate amount or value of dividends paid by the Corporation on the Subordinate Voting Shares in its immediately preceding financial year; or

                  (ii) 100% of the consolidated net income of the Corporation (before extraordinary items but after dividends payable on all shares ranking prior to or on a parity with the Subordinate Voting Shares with respect to the payment of dividends) for its immediately preceding financial year, determined in accordance with Generally Accepted Accounting Principles;

and for the purpose of the foregoing where any dividend is paid, otherwise than in cash, any securities, property or other assets so distributed by way of dividend shall be valued at the fair market value of such securities, property or other assets, as the case may be, as reasonably determined by the Directors, which determination shall be conclusive;

         "Event of Default" has the meaning attributed to such term in section 7.1;

         "Extraordinary Resolution" has the meaning attributed to such term in sections 10.12 and 10.15;

         "Generally Accepted Accounting Principles" means generally accepted accounting principles in Canada from time to time;

         "Indenture Legislation" has the meaning attributed to such term in section 12.1;

         "Interest Payment Date" means any date on which interest on the Debentures is payable pursuant to section 2.2;

         "Maturity Date" means January 8, 2007;

         "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, government or governmental authority or entity, however designated or constituted;

         "Redemption Price" has the meaning attributed to such term in section 3.1;

         "Regulation S" means Regulation S under the U.S. Securities Act;

         "Rights Offering" and "Rights Period" have the meanings attributed to such terms in section 4.3;

         "Senior Indebtedness" means the principal of and the interest and premium, if any, on:

                  (i) indebtedness of the Corporation (other than indebtedness evidenced by the Debentures), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed, for moneys borrowed or raised by whatever means (including, without limitation, by means of acceptances, debt instruments, and finance leases and any liability evidenced by bonds, debentures, notes or similar instruments);

                  (ii) indebtedness of the Corporation, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Corporation, in connection with the acquisition by the Corporation or by others of any assets or services;

                  (iii) any trade debts of the Corporation, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Corporation; and

                  (iv) any amendments, renewals, extensions, modifications or refundings of any indebtedness referred to in
                           (i), (ii) or (iii) of this definition;

unless in any case it is provided by the terms of the instrument creating or evidencing such indebtedness or pursuant to which such indebtedness is outstanding that such indebtedness does not rank prior in right of payment to the Debentures but ranks pari passu with, or subordinate in right of payment to, the Debentures;

         "Subordinate Voting Share Reorganization" has the meaning attributed to such term in subsection 4.3(2);

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

         "Subordinate Voting Shares" means the Class A subordinate voting shares in the capital of the Corporation, as such shares exist at the close of business on the date of execution and delivery of this Indenture; provided that, in the event of a subdivision, redivision, reduction, combination or consolidation thereof, or successive such subdivisions, redivisions, reductions, combinations or consolidations, then, subject to adjustments, if any, having been made in accordance with section 4.3, "Subordinate Voting Shares" shall thereafter mean the shares resulting from such subdivision, redivision, reduction, combination or consolidation;

         "Successor Corporation" has the meaning attributed to such term in section 9.1;

         "this Indenture", "this Trust Indenture", "hereto", "hereby", "hereunder", "hereof", "herein" and similar expressions refer to this indenture and not to any particular Article, section, subsection, paragraph, subsection, subdivision or other portion hereof, and include any and every supplemental indenture; and "supplemental indenture" and "indenture supplemental hereto" include any and every instrument supplemental or ancillary hereto or in implement hereof;

         "Time of Expiry" has the meaning attributed to such term in section
         4.1;

         "Trustee" means the party of the second part and its successors or permitted assigns for the time being in the trusts hereby created;

         "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

         "U.S. Person" means U.S. Person as that term is defined in Regulation S under the U.S. Securities Act;

         "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

         "Withholding Tax" means withholding tax levied under Part XIII of the Income Tax Act (Canada) and includes any similar tax hereafter levied in addition to or in substitution therefor, and any penalties or interests in respect thereof; and

         "Written Order of the Corporation", "Written Request of the Corporation" and "Written Direction of the Corporation" mean, respectively, an order, a request or a direction signed in the name of the Corporation by either the Chief Executive Officer or any Vice President of the Corporation, and may consist of one or more instruments so executed.

         Words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine gender and vice versa.


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1.2      Meaning of "outstanding" for Certain Purposes

         Every Debenture certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation, or a new Debenture shall be issued in substitution therefor under section 2.14, or moneys for the payment thereof shall be set aside under Article Eight, provided that:

         (a) where a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding;

         (b) Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

         (c) for the purpose of any provision of this Indenture entitling Holders of outstanding Debentures to vote, sign consents, requests or other instruments or take other action under this Indenture, Debentures owned legally or equitably by the Corporation or any subsidiary (as defined in the Business Corporations Act (Ontario)) of the Corporation shall be disregarded, except that:

                  (i) for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, request or other instrument or other action, only the Debentures of which the Trustee has received actual notice that they are so owned shall be so disregarded; and

                  (ii) Debentures so owned which have been pledged in good faith other than to the Corporation or a subsidiary (as defined in the Business Corporations Act (Ontario)) of the Corporation shall not be so disregarded if the pledges shall establish, to the satisfaction of the Trustee, the pledgee's right to vote such Debentures in his discretion free from the control of the Corporation or the subsidiary (as defined in the Business Corporations Act (Ontario)) of the Corporation.

1.3      Interpretation not Affected by Heading, etc.

         The division of this Indenture into Articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4      Statute References

         Any reference in this Indenture to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

1.5      References

         Any reference in this Indenture to "Dollars", "dollars" or the "$" sign shall be deemed to be a reference to lawful money of Canada.

1.6      Not a Business Day

         In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the first Business Day thereafter.

1.7      Invalidity of Provisions

         Each of the provisions contained in this Indenture or the Debentures is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

1.8      Governing Law

         This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

                                  ARTICLE 2.
                                THE DEBENTURES

2.1      Limitation on Issue and Designation

         The aggregate principal amount of Debentures which may be issued and certified hereunder shall consist of and be limited to $50,000,000 in lawful money of Canada and such Debentures are hereby designated "7% Subordinated Unsecured Convertible Debentures due January 8, 2007".

2.2      Terms of Debentures

         The Debentures shall be dated as of January 7, 1997, regardless of their actual date of issue, shall mature on the Maturity Date and shall bear interest (subject to section 2.7) from January 7, 1997 at the rate of 7% per annum (after as well as before maturity, default and judgment, with interest on amounts in default at the same rate) payable in arrears in equal semi-annual instalments on June 30 and December 31, the first such payment of interest to be made on June 30, 1997 for the period from and including January 7, 1997 to but excluding June 30, 1997.

         Subject to section 3.9, the principal amount of the Debentures and interest thereon due on maturity or redemption will be made payable in lawful money of Canada, against surrender thereof by the respective Holders thereof at the principal office of the Trustee in Toronto.

2.3      Form of Debentures

         (1) The Debentures shall be issued on January 7, 1997 only as fully registered Debentures in denominations of $1,000 and integral multiples thereof.

         (2) The Debentures and the certificate of the Trustee endorsed thereon shall be in the English language and shall be substantially in the form set out in Schedule A to this Indenture with such appropriate additions, deletions, substitutions and variations as the Trustee may approve, shall bear such distinguishing letters and numbers as the Trustee may approve, such approval of the Trustee to be conclusively evidenced by its certification of the Debentures and, if applicable, shall bear the legend set forth in paragraph (4) of this Section 2.3.

         (3) The Debentures may be engraved, printed or lithographed, or partly in one form and partly in another, as the Corporation may determine.

         (4) Each Debenture originally issued to a person within the United States, as well as certificates issued in exchange for or in substitution of the foregoing securities, shall bear a legend to the following effect:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION,
         (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (C) IN ACCORDANCE WITH
         (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM THE R-M TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE R-M TRUST COMPANY AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.";

2.4      Issue of Debentures

         Debentures in the aggregate principal amount of $50,000,000 in lawful money of Canada may forthwith and from time to time be executed by the Corporation and delivered to the Trustee and shall be certified by the Trustee and delivered to or to the order of the Corporation pursuant to a Written Order of the Corporation, without the Trustee receiving any consideration therefor.

2.5      Execution of Debentures

         The Debentures shall be signed (either manually or by facsimile signature) by the Chief Executive Officer and the Corporate Secretary of the Corporation. A facsimile signature upon any of the Debentures shall for all purposes of this Indenture be deemed to be the signature of the individual whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced. Notwithstanding that any individual whose signature (either manual or in facsimile) may appear on the Debentures is not, at the date of this Indenture or at the date of the Debentures or at the date of the certifying and delivery thereof, Chief Executive Officer or the Corporate Secretary, as the case may be, of the Corporation, such Debentures shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

2.6      Certification

         No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the Holder thereof to the benefits of this Indenture until it has been certified by manual signature by or on behalf of the Trustee substantially in the form set out in Schedule A hereto or in some other form approved by the Trustee, whose approval shall be conclusively evidenced by the certification thereof. Such certificate on any Debenture shall be conclusive evidence that such Debenture is duly issued and is a valid obligation of the Corporation.

         The certificate of the Trustee on any Debenture shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures (except the due certification thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or the proceeds thereof.

2.7      Concerning Interest

         (1) Every Debenture, whether issued originally or in exchange for other Debentures, shall bear interest from and including January 7, 1997 or from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on the Debentures, whichever shall be later.

         (2) Interest on each Debenture shall cease to accrue from the earliest of: (i) the Maturity Date; or (ii) if such Debenture is called for redemption, the date fixed for redemption; or (iii) if such Debenture is converted, the date stipulated in subsection

4.2(4), unless, in the case of (i) or (ii), as the case may be, upon due presentation and surrender thereof for payment on or after the Maturity Date or the date fixed for redemption, as the case may be, such payment is withheld or refused.

         (3) Wherever in this Indenture or the Debentures there is mention, in any context, of the payment of interest, such mention shall be deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to section 2.2, and express mention of interest on amounts in default in any of the provisions hereof shall not be construed as excluding such interest in those provisions hereof where such express mention is not made.

2.8      Debentures to Rank Equally

         The Debentures may be issued in such amounts, to such Persons, on such terms not inconsistent with the provisions of this Indenture as the Directors may determine. Each Debenture as soon as issued or negotiated shall, subject to the terms hereof, be equally and rateably entitled to the benefits hereof as if all the Debentures had been issued and negotiated simultaneously.

2.9      Registration of Debentures

         (1) The Corporation shall cause to be kept by and at the principal office of the Trustee in the City of Toronto a central register and in such other place or places, by the Trustee or by such other registrar or registrars, if any, as the Corporation with the approval of the Trustee may designate, branch registers in which shall be entered the names and latest known addresses of the Holders of Debentures and the other particulars, as prescribed by law, of the Debentures held by them respectively and of all transfers of Debentures. Such registration shall be noted on the Debentures by the Trustee or other registrar. No transfer of a Debenture shall be effective as against the Corporation unless made on one of the appropriate registers by the Debentureholder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in form and execution satisfactory to the Trustee and upon compliance with such requirements as the Trustee or other registrar may prescribe, and unless such transfer shall have been duly noted on such Debenture by the Trustee or other registrar.

         (2) The registers referred to in this section shall at all reasonable times be open for inspection by the Corporation, the Trustee and any Debentureholder.

         (3) The registered Holder of a Debenture may at any time and from time to time have such Debenture transferred at any of the places at which a register is kept pursuant to the provisions of this section in accordance with such reasonable regulations as the Trustee may prescribe. The Holder of a Debenture may at any time and from time to time have the registration of such Debenture transferred from the register in which the registration thereof appears to another register maintained in another place authorized for that purpose under the provisions of this Indenture upon payment of a reasonable fee to be fixed by the Trustee.

         (4) Neither the Corporation nor the Trustee nor any registrar shall be required to transfer or exchange any Debentures on any Interest Payment Date or during the ten Business Days immediately preceding any Interest Payment Date.

         (5) None of the Trustee, any registrar for any of the Debentures or the Corporation shall be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Debenture and may transfer any Debenture on the direction of the Holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

         (6) Except in the case of the central register required to be kept at the City of Toronto, the Corporation shall have power at any time to close any branch register and in that event it shall transfer the records thereof to another existing register or to a new register and thereafter such Debentures shall be deemed to be registered on such existing or new register, as the case may be. In the event that the register in any place is closed and the records transferred to a register in another place, notice of such change shall be given to the Holders of the Debentures registered in the register so closed and the particulars of such change shall be recorded in the central register required to be kept in the City of Toronto.

         (7) Every registrar shall, when requested to do so by the Corporation or the Trustee, furnish the Corporation or the Trustee, as the case may be, with a list of the names and addresses of the Holders of Debentures showing the principal amounts and serial numbers of such Debentures held by each Holder.

2.10     Payment of Principal and Interest in respect of Debentures

         (1) As the interest on Debentures becomes due (except interest payable on the Maturity Date or on redemption which may be paid upon presentation of such Debentures for payment), the Corporation, at least three days prior to each date on which interest on such Debentures becomes due, shall forward or cause to be forwarded by first class mail, postage prepaid (or in the event of mail service interruption by such other means as the Corporation shall determine to be appropriate), to the Holder for the time being at his address appearing on the appropriate register hereinbefore mentioned a cheque for such interest (less any tax required by law to be deducted) payable to the order of such Holder or Holders and negotiable at par at any branch of the Canadian Imperial Bank of Commerce. The forwarding of such cheque shall satisfy and discharge the liability for the interest on such Debentures to the extent of the sum or sums represented thereby (as shall the remittance to the appropriate governmental authority of the amount of any tax deducted as aforesaid) unless such cheque is not paid on presentation. In the event of the non-receipt of such cheque by the Holder or the loss or destruction thereof, the Corporation, upon being furnished with evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it, shall issue or cause to be issued to such Holder a replacement cheque for the amount of such cheque.

         (2) Subject to section 3.9, where Debentures are registered in more than one name, the principal and interest from time to time payable in respect thereof shall be paid by cheque payable to the order of all such Holders, unless the Corporation has received written instructions from them to the contrary, and the receipt of any one of such Holders therefor shall be a complete discharge to the Trustee, any registrar of Debentures and the Corporation.

2.11     Ownership of Debentures

         (1) The registered Holder for the time being of any Debenture shall be deemed to be the absolute owner thereof for all purposes of this Indenture and payment of or on account of the principal of, and interest on, such Debenture shall be made only to or upon the order in writing of the Holder thereof and such payment shall be a complete discharge to the Trustee, any registrar of Debentures, the Corporation and any paying agent for the amounts so paid.

         (2) The Holder for the time being of any Debenture shall be entitled to the principal and interest evidenced by such Debenture, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate Holder thereof (except any equities of which the Corporation is required to take notice by law or by order of a court of competent jurisdiction) and all Persons may act accordingly and a transferee of a Debenture shall, after the appropriate form of transfer is lodged with the Trustee or other registrar of Debentures and upon compliance with all other conditions in that behalf required by this Indenture or by any conditions contained in such Debenture or by law, be entitled to be entered on the appropriate register or on any one of the appropriate registers as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous Holder thereof, save in respect of equities of which the Corporation is required to take notice by law or by order of a court of competent jurisdiction.

2.12     Exchange of Debentures

         (1) Debentures of any denomination may be exchanged for Debentures of any other authorized denomination or denominations, any such exchange to be for Debentures of an equivalent aggregate principal amount, except as set out in paragraph (4) below, at the expense of the Debentureholders. Exchanges of Debentures may be made at the principal offices of the Trustee in the city of Toronto. Any Debentures tendered for exchange shall be surrendered to the Trustee and shall be cancelled. The Corporation shall execute, and the Trustee shall certify, all Debentures necessary to carry out such exchanges.

         (2) Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

         (3) Except as otherwise provided herein, upon any exchange of Debentures of any denomination for Debentures of any other authorized denominations and upon any transfer of Debentures, the Trustee or other registrar of Debentures may make a sufficient charge to reimburse it for any stamp tax, security transfer tax or other governmental charge required to be paid, and in addition a reasonable charge for its services for each Debenture exchanged or transferred, and payment of such charges shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

         (4) Notwithstanding the foregoing, no charge (other than for insurance on any Debentures forwarded by mail) shall be made by the Trustee, any other registrar of Debentures or the Corporation for any exchange, registration or transfer of any Debenture applied for within a period of 45 days from the date hereof;

         (5) Neither the Corporation, the Trustee nor any other registrar of Debentures shall be required to exchange any Debentures on the day of any selection by the Trustee of any Debentures to be redeemed or during the 15 preceding Business Days of such date.

2.13     Replacement of Debentures

         If any of the Debentures shall become mutilated or be lost, stolen or destroyed and in the absence of notice that such Debentures have been acquired by a good faith purchaser within the meaning of the Business Corporations Act (Ontario), the Corporation in its discretion may issue, and thereupon the Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or, in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture equally with all other Debentures issued or to be issued hereunder. In case of loss, theft, destruction the applicant for a new Debenture shall furnish to the Corporation and to the Trustee such evidence of such loss, theft or destruction as shall be satisfactory to them in their discretion and shall also furnish an indemnity in amount and form satisfactory to them in their discretion. The applicant shall pay all expenses incidental to the issuance of any such new Debenture.

2.14     Interim Debentures

         Pending delivery to the Trustee of definitive Debentures, the Corporation may execute in lieu thereof (but subject to the same provisions, conditions and limitations as herein set forth), and the Trustee may certify, interim printed, mimeographed or typewritten Debentures, in such form and in such denominations as may be approved by the Trustee and either the Chief Executive Officer or a Vice President of the Corporation (whose certification or signature, either manual or in facsimile, as the case may be, on any such interim Debentures shall be conclusive evidence of such approval) entitling the Holders thereof to definitive Debentures in any authorized denominations when the same are ready for delivery, without expense to such Holders, but the total amount of interim Debentures so issued shall not exceed the aggregate principal amount of Debentures authorized to be issued hereunder. Forthwith after the issuance of any such interim Debentures the Corporation shall cause to be prepared the appropriate definitive Debentures for delivery to the Holders of such interim Debentures.

         Interim Debentures which have been duly issued shall, until exchanged for definitive Debentures, entitle the Holders thereof to rank for all purposes as Debentureholders and otherwise in respect of this Indenture to the same extent and in the same manner as though such exchange had actually been made. When exchanged for definitive Debentures such interim Debentures shall forthwith be cancelled by the Trustee. Any interest paid upon interim Debentures shall be noted thereon by the paying agent at the time of payment unless paid by cheque to the Holder thereof.

2.15     Transfer of Legended Debentures

         If a Debenture tendered for transfer bears the legend set forth in Subsection 2.3(4), the Debenture issued to the transferee shall also bear such legend, unless the Debenture is being transferred outside the United States in compliance with the requirements of Rule 904 of Regulation S, in which case such legend may be removed if the transferor delivers a declaration to the Trustee to the following effect (or as the Corporation may prescribe from time to time):

         "The undersigned (a) acknowledges that the sale of the securities of MDC Communications Corporation (the "Corporation") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and (b) certifies that (1) the undersigned is not an affiliate of the Corporation as that term is defined in the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (B) the transaction was executed on or through the facilities of The Toronto Stock Exchange, The Montreal Exchange, The Alberta Stock Exchange or the Vancouver Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S."

                                  ARTICLE 3.
                   REDEMPTION AND PURCHASE FOR CANCELLATION
             OF DEBENTURES AND ISSUE OF SUBORDINATE VOTING SHARES

3.1      Redemption of Debentures

         Subject to the provisions of section 3.2, the Debentures shall be redeemable prior to maturity, in whole at any time or in part from time to time, at the option of the Corporation (in the manner hereinafter provided and in accordance with and subject to the provisions hereinafter set forth) at a price equal to the principal amount of the Debentures so redeemed, together with accrued and unpaid interest on such principal amount to but excluding the date fixed for redemption (such price, including accrued and unpaid interest, at which Debentures may be redeemed being hereinafter referred to as the "Redemption Price").

3.2      Limitation on Redemption

         The Debentures shall not be redeemable on or prior to December 31, 1999. After December 31, 1999, and on or prior to December 31, 2001, each $1,000 principal amount of the Debentures will be redeemable prior to maturity in whole at any time or in part from time to time at the option of the Corporation on not more than 60 and not less than 30 days' prior notice at a price equal to $1,000 plus accrued and unpaid interest, provided that the Corporation shall have filed with the Trustee on the day that notice of redemption of the Debenture is first given, pursuant to section 3.4, a Certificate of the Corporation certifying that the Current Market Price of the Subordinate Voting Shares on The Toronto Stock Exchange for the 20 consecutive trading days ending five trading days preceding the date on which the notice of redemption is given is not less than 125% of the Conversion Price. After December 31, 2001, to and including the Maturity Date, each $1,000 principal amount of the Debenture will be redeemable prior to maturity in whole or in part from time to time at the option of the Corporation on not more than 60 and not less than 30 days' prior notice at a price equal to $1,000 plus accrued and unpaid interest.

3.3      Partial Redemption of Debentures

         If less than all the outstanding Debentures are to be redeemed, the Corporation shall in each such case, at least 15 days before the date upon which notice of redemption is to be given, notify the Trustee by Written Direction of the Corporation of its intention to redeem Debentures and of the aggregate principal amount of Debentures to be redeemed. The Debentures to be redeemed shall be selected by lot by the Trustee or in such other manner as the Trustee may consider equitable, provided that such selection shall be proportionate (to the nearest $1,000). For this purpose, the Trustee may make, and from time to time amend, regulations with regard to the manner in which such Debentures may be so selected and regulations so made shall be valid and binding upon all Holders of Debentures notwithstanding the fact that, as a result thereof, one or more of such Debentures become subject to redemption in part only.

         Debentures in denominations in excess of $1,000 may be selected and called for redemption in part only (such part being $1,000 or an integral multiple thereof) and, unless the context otherwise requires, references to Debentures in this Article Three be deemed to include any such part of the principal amount of Debentures which shall have been so selected and called for redemption. The Holder of any Debenture called for redemption in part only, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such Holder, a new Debenture for the unredeemed part of the Debenture so surrendered, and the Corporation shall execute and the Trustee shall certify and deliver, at the expense of the Corporation, such new Debenture upon receipt from the paying agent of the Debenture so surrendered.

3.4      Notice of Redemption

         Notice of intention to redeem any Debentures shall be given by or on behalf of the Corporation to the Holders of the Debentures which are to be redeemed, not more than 60 days and not less than 30 days prior to the date fixed for redemption, in the manner provided in section 11.2. The notice of redemption shall, unless all the Debentures then outstanding are to be redeemed, specify the distinguishing letters and numbers of the Debentures which are to be redeemed and, if a Debenture is to be redeemed in part only, shall specify that part of the principal amount thereof to be redeemed, and shall specify the redemption date, the Redemption Price and places of payment and shall state that all interest on the Debentures called for redemption shall cease from and after such redemption date,

3.5      Debentures Due on Redemption Dates

         Upon notice having been given as aforesaid, the Debentures so called for redemption shall thereupon become due and payable at the Redemption Price and on the redemption date specified in such notice, in the same manner and with the same effect as if it were the Maturity Date specified in such Debentures, notwithstanding anything contained therein or herein to the contrary, and from and after such redemption date, if the moneys or Subordinate Voting Shares necessary to redeem such Debentures shall have been deposited as hereinafter provided and affidavits or other proof satisfactory to the Trustee as to the mailing of such notices shall have been delivered to it, such Debentures shall not be considered as outstanding hereunder and interest upon such Debentures shall cease to accrue after such date.

         If any question shall arise as to whether notice of redemption or deposit of the redemption moneys or Subordinate Voting Shares has been given or made as provided above, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

3.6      Deposit of Redemption Moneys

         Subject to section 3.9, upon Debentures having been called for redemption, the Corporation shall deposit with the Trustee, on or before the redemption date fixed in the relevant notice of redemption, such sums as may be sufficient to pay the Redemption Price of the Debentures to be redeemed, together with the estimated charges and expenses to be incurred in connection with such redemption. From the sums so deposited, the Trustee shall pay or cause to be paid to the Holders of the Debentures called for redemption upon surrender of such Debentures, the principal and interest to which they are respectively entitled on redemption.

3.7      Failure to Surrender Debentures Called for Redemption

         If the Holder of any Debentures called for redemption shall, within 30 days from the date fixed for redemption, fail to surrender any of such Debentures or shall not within such time accept payment of the Redemption Price payable in respect thereof or give such receipt therefor, if any, as the Trustee may require, such Redemption Price shall be set aside in trust for such Holder, in accordance with section 12.10, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside, and to that extent such Debentures shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no right except to receive payment out of the moneys so paid and deposited, upon surrender of his Debentures at a principal paying agent appointed by the Corporation, of the Redemption Price of such Debentures without interest thereon.

3.8      Surrender of Debentures for Cancellation

         If the principal moneys due upon any Debenture shall become payable by redemption or otherwise before the Maturity Date, the Person presenting such Debenture for payment must surrender the same for cancellation, the Corporation nevertheless paying or causing to be paid the interest accrued and unpaid thereon (computed on a per diem basis if the date fixed for payment is not an Interest Payment Date).

3.9      Payment in Subordinate Voting Shares on
         Redemption of Debentures or Maturity Date

         Subject to section 3.10 and applicable law (including approval of any stock exchange on which the Subordinate Voting Shares are then listed), and notwithstanding any other provision of this Indenture, the Corporation, at its option, on not less than 30 and not more than 60 days' notice given in accordance with subsection 3.11 (which notice, in the case of a redemption, may be given contemporaneously with notice of such redemption pursuant to section 3.4), may satisfy its obligation hereunder to pay the aggregate principal amount payable to the Holders of Debentures on redemption or on the Maturity Date by the issue to such holders of that number of Subordinate Voting Shares determined by dividing such aggregate principal amount by 95% of the Current Market Price of the Subordinate Voting Shares on the date that notice of the Corporation's intention to pay in Subordinate Voting Shares on the redemption date or the

Maturity Date, as the case may be, is first given. A copy of the notice contemplated by this section 3.9 will be sent by the Corporation to the Trustee concurrently with such notice being sent to Holders of Debentures, and at the same time the Corporation will deliver a Written Direction of the Corporation to the Trustee setting forth the Corporation's determination of the number of Subordinate Voting Shares to be issued on the redemption date or the Maturity Date, as the case may be.

         The Corporation may not exercise this right if an Event of Default hereunder has occurred and is continuing at the date of the notice referred to in this section 3.9.

3.10     Issue of Subordinate Voting Shares Redemption of Debentures or
         Maturity Date

         (1) If the Corporation elects under section 3.9 to satisfy its obligation to pay the principal amount of Debentures on the Maturity Date or the redemption date, as the case may be, by the issue of Subordinate Voting Shares and if otherwise permitted to do so by law, and subject to any applicable regulatory approval (including approval of any stock exchange on which the Subordinate Voting Shares are then listed), the Corporation will issue that number of Subordinate Voting Shares determined under section 3.9, and will deliver to the Trustee the following:

         (a) a Certificate of the Corporation certifying that no Event of Default hereunder has occurred and is continuing as at the date of the notice referred to in section 3.9; and

         (b) an opinion of Counsel that (i) all requirements imposed by this Indenture or by law in connection with the proposed issue of Subordinate Voting Shares have been complied with including that no prospectus or similar document is required to be filed or authorizations of regulatory authorities required to be obtained under applicable legislation of the Provinces of British Columbia, Ontario and Quebec (other than as may have been previously filed or obtained) before such Subordinate Voting Shares may properly and legally be issued and thereafter freely traded through persons registered if required under such applicable laws, (ii) the Subordinate Voting Shares so issued have been validly issued and will be outstanding as fully paid and non assessable shares and (iii) the Subordinate Voting Shares so issued have been conditionally approved for listing on The Toronto Stock Exchange and The American Stock Exchange ("AMEX") (or on such other principal exchange as the Subordinate Voting Shares may then be listed), subject to compliance with the usual requirements of such exchange.

         (2) If the provisions of subsections 3.10(1)(a) and (b) are not complied with, the principal amount of the Debentures payable on the Maturity Date or on the redemption date, as the case may be, will be payable in lawful money of Canada as otherwise provided hereunder. If such provisions are complied with, the issue by the Corporation of that number of Subordinate Voting Shares determined under section 3.9 shall fully satisfy and discharge the obligation of the Corporation to pay the principal amount of such Debentures on the Maturity Date or on the redemption date, as the case may be.

3.11     General Requirement

         (1) The notice to the Holders of Debentures to be given by the Corporation pursuant to section 3.9 must:

         (a) state that the Corporation has exercised its option to pay the aggregate principal amount payable to the Holders of Debentures on the date of redemption or the Maturity Date, as the case may be, by the issue of Subordinate Voting Shares to the Holders of Debentures;

         (b) state that to receive a certificate for Subordinate Voting Shares on the redemption date or the Maturity Date, as the case may be, the Holders of Debentures must surrender their Debentures to the Trustee at its principal office in Toronto;

         (c) advise each Holder of Debentures that the Subordinate Voting Shares to be issued in respect of such Holder's Debenture will be registered in the name of the Holder unless the Trustee receives from such Holder, on or before the tenth Business Day prior to the Maturity Date or the redemption date, as the case may be, at its principal office in Toronto written notice in form and execution satisfactory to the Trustee directing the Corporation to register such Subordinate Voting Shares in some other name or names and stating the name or names (with addresses), accompanied by payment to the Trustee of any transfer tax which may be payable by reason thereof; and

         (d) advise each Holder that such Holder may, on or after the Maturity Date or the redemption date, as the case may be, and on proof of identity satisfactory to the Trustee, take personal delivery of the share certificates representing that Holder's Subordinate Voting Shares so issued, at the principal office of the Trustee in Toronto, if the Trustee receives from such Holder at its principal offices, in addition to any other notice or delivery required by this subsection and on or before the tenth Business Day prior to the Maturity Date or the redemption date, as the case may be, written notice in form and execution satisfactory to the Trustee, stating that such Holder wishes to take personal delivery of the Subordinate Voting Shares issued hereunder, and specifying the principal office of the Trustee at which such delivery is to be made.

         (2) On the Maturity Date or the redemption date, as the case may be, the Corporation will:

         (a) subject to subsections 3.11(1)(c) and (d), cause to be sent by prepaid ordinary insured mail (or in the event of mail service interruption by such other means as the Trustee and the Corporation will determine to be appropriate), share certificates for Subordinate Voting Shares issued pursuant to section 3.10 to each Holder of Subordinate Voting Shares in respect of which Debentures have been surrendered in accordance with the requirements of the notice given pursuant to subsection 3.11(1), at their addresses as shown on the records of the Corporation; and

         (b) make available for personal delivery, on proof of identity satisfactory to the Trustee, to each Holder who has delivered a notice to the Trustee in accordance with subsection 3.11(1)(d) on or before the tenth Business Day prior to the Maturity Date or the redemption date, as the case may be, share certificates for Subordinate Voting Shares issued pursuant to section 3.10 to such Holder in respect of which Debentures have been surrendered in accordance with the requirements of the notice given pursuant to section 3.11(1).

         (3) On or after the Maturity Date or the redemption date, as the case may be, the Corporation will deliver share certificates representing the Subordinate Voting Shares issued pursuant to section 3.10 to any other registered holder thereof, upon presentation and surrender of the Debentures in respect of which such shares were issued.

         (4) Each share certificate delivered pursuant to this section 3.11 will be for that number of Subordinate Voting Shares that is the Holder's proportionate share of the number of Subordinate Voting Shares determined in accordance with section 3.9.

         (5) Interest accrued and unpaid on the Debentures on the Maturity Date or the redemption date, as the case may be, will be paid to the Holders of Debentures in the manner contemplated in Article Two.

         (6) If the Holder of any Debentures, in respect of which the Corporation has elected pursuant to section 3.9 to satisfy its obligation to pay the aggregate principal amount of such Debentures by the issue of Subordinate Voting Shares, shall fail to surrender any of such Debentures or shall not accept delivery of certificates representing the Subordinate Voting Shares issuable to such Holder, such Debentures shall, after the redemption date or the Maturity Date, as the case may be, not be considered as outstanding hereunder, and the Debentureholder shall have no right in respect thereof except to receive certificates representing Subordinate Voting Shares upon surrender of such Debentures.

3.12     No Requirement to Issue Fractional Shares

         The Corporation shall not be required to issue fractional Subordinate Voting Shares upon the issue of Subordinate Voting Shares pursuant to section
3.10. If any fractional interest in a Subordinate Voting Share would, except for the provisions of this section, be deliverable upon the issue of any Subordinate Voting Shares pursuant to section 3.10, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, satisfy such fractional interest by paying to the registered holder of such shares an amount in lawful money of Canada equal (computed to the nearest cent) to the appropriate fraction of the Current Market Price of the Subordinate Voting Shares on the date that notice is given pursuant to section 3.9.

3.13     Purchase of Debentures for Cancellation

         The Corporation may at any time at which the Corporation is not in default hereunder purchase all or any of the Debentures in the market (which shall include purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by invitation for tenders or by private contract; provided that the price at which any Debenture may be so purchased: (i) on or prior to December 31, 2000, shall not exceed 105% of the principal amount of such Debenture; and (ii) after December 31, 2000, shall not exceed the principal amount of such Debenture, together, in each case, with accrued and unpaid interest (to but not including the date of purchase) and costs of purchase.

         If, upon an invitation for tenders, more Debentures than the Corporation is prepared to accept are tendered at the same Lowest price that the Corporation is prepared to accept the Debentures to be purchased by the Corporation shall be selected by the Trustee by lot, or in such other manner as the Trustee may consider equitable, from the Debentures tendered by each Debentureholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that, as a result thereof one or more of such Debentures become subject to purchase in part only. The Holder of any Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such Holder, one or more new Debentures for the unpurchased part so surrendered and the Trustee shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered.

3.14     Cancellation of Debentures

         All Debentures redeemed and all Debentures purchased under this Article Three shall forthwith be delivered to the Trustee and shall be cancelled by it and no Debentures shall be issued in substitution therefor.

ARTICLE 4.
                                  CONVERSION

4.1      Conversion Privilege

         Subject to and upon compliance with the provisions of this Article Four, the Holder of each Debenture shall have the right, at his option, at any time prior to the close of business on the Business Day immediately preceding the Maturity Date, or if such Debenture shall have been called for redemption prior to such date, then up to, but not after, the close of business on the last Business Day immediately preceding the date fixed for redemption, (such time and date being referred to as the "Time of Expiry") to convert such Debenture or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 into fully paid and non-assessable Subordinate Voting Shares at the Conversion Price then in effect.

         The Conversion Price in effect on the date hereof is $20.30 for each Subordinate Voting Share to be issued upon the conversion of the Debentures, being a conversion rate of 49.261 Subordinate Voting Shares for each $1,000 principal amount of Debentures.

4.2      Manner Exercise of Right to Convert

         (1) The Holder of a Debenture wishing to convert such Debenture in whole or in part into Subordinate Voting Shares shall surrender such Debenture, prior to the Time of Expiry, to the Trustee at its principal offices in the city of Toronto, together with written notice in form and substance satisfactory to the Trustee, in either case duly executed by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee, exercising his right to convert such Debenture in accordance with the provisions of this Article Four. Thereupon such Debentureholder or, subject to payment of all applicable stamp taxes, security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, his nominee or assignee shall be entitled to be entered in the books of the Corporation as at the Date of Conversion (as defined in subsection 4.2(2) below) (or such later date as is specified in subsection 4.2(2)) as the holder of the number of Subordinate Voting Shares into which such Debenture is convertible in accordance with the provisions hereof and, as soon as practicable thereafter, the Corporation shall deliver to such Debentureholder or, subject as aforesaid, his nominee or assignee a certificate for such Subordinate Voting Shares and, if applicable, a cheque for any amount payable under section 4.6.

         (2) For the purposes hereof, a Debenture shall be deemed to be surrendered for conversion on the date (the "Date of Conversion") on which it is so surrendered in accordance with the provisions of this Article and, in the case of a Debenture so surrendered by mail or other means of delivery, on the date on which it is actually received by the Trustee at one of its offices specified in subsection 4.2(1), provided that if a Debenture is surrendered for conversion on a day on which the register of Subordinate Voting Shares is closed, the Person entitled to receive Subordinate Voting

Shares shall become the holder of record of such Subordinate Voting Shares as at the date on which such register is next reopened and provided that if a Debenture is surrendered for conversion on any Interest Payment Date or the day of selection by the Trustee of any Debentures for redemption, or in either case during the 15 preceding Business Days of such date, such Debenture shall be deemed to be surrendered for conversion on the Business Day immediately following such Interest Payment Date or date on which Debentures are selected for redemption.

         (3) Any part, being $1,000 or an integral multiple thereof, of a Debenture of a denomination in excess of $1,000 may be converted as provided herein and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such part. The Holder of any Debenture of which part only is converted shall, upon the exercise of his right of conversion surrender such Debenture to the Trustee, and the Trustee shall cancel the same and shall, without charge to the Holder, forthwith certify and deliver to the Holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered.

         (4) The Holder of a Debenture surrendered for conversion in accordance with this section 4.2 shall be entitled to receive accrued and unpaid interest in respect thereof only for the period up to the Interest Payment Date, if any, which falls on the Date of Conversion or, if the Date of Conversion is not an Interest Payment Date, for the period up to the Interest Payment Date immediately preceding the Date of Conversion; and there shall be no payment or adjustment by the Corporation on account of any interest accrued or accruing on such Debenture from the date of the latest Interest Payment Date. The Subordinate Voting Shares issued upon conversion shall rank only in respect of dividends declared in favour of holders of record of Subordinate Voting Shares on and after the Date of Conversion or such later date as such Holder shall become the holder of record of such Shares pursuant to subsection 4.2(2), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Subordinate Voting Shares.

4.3      Adjustment of Conversion Price

         (1) The Conversion Price will be subject to adjustment from time to time in the events and in the manner provided as follows.

         (2) If and whenever at any time after the date hereof and prior to the Time of Expiry the Corporation:

                  (i) issues Subordinate Voting Shares or securities exchangeable for or convertible into Subordinate Voting Shares to all or substantially all the holders of Subordinate Voting Shares as a stock dividend or other distribution (other than an issue of Subordinate Voting Shares to holders of Subordinate Voting Shares pursuant to a right granted to such holders to receive such Subordinate Voting

                           Shares in lieu of Dividends Paid in the
                           Ordinary Course and other than an issue of Subordinate Voting Shares on account of the exercise of options granted from time to time under the Corporation's employee and director stock option plan);

                  (ii) makes a distribution to all or substantially all of the holders of Subordinate Voting Shares payable in Subordinate Voting Shares or securities exchangeable for or convertible into Subordinate Voting Shares (other than an issue of Subordinate Voting Shares to holders of Subordinate Voting Shares pursuant to a right granted to such holders to receive such Subordinate Voting Shares in lieu of Dividends Paid in the Ordinary Course and other than an issue of Subordinate Voting Shares on account of the exercise of options granted from time to time under the Corporation's employee and director stock option plan);

                  (iii) subdivides its outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares; or

                  (iv) consolidates its outstanding Subordinate Voting Shares into a smaller number of Subordinate Voting Shares,

         (any of such events in subsections (i), (ii), (iii) and (iv) being called a "Subordinate Voting Share Reorganization"), then the Conversion Price then in effect will be adjusted effective immediately after the effective date or record date for the happening of a Subordinate Voting Share Reorganization, as the case may be, at which the holders of Subordinate Voting Shares are determined for the purpose of the Subordinate Voting Share Reorganization by multiplying the Conversion Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which will be the number of Subordinate Voting Shares outstanding on such effective date or record date before giving effect to such Subordinate Voting Share Reorganization and the denominator of which will be the number of Subordinate Voting Shares outstanding immediately after giving effect to such Subordinate Voting Share Reorganization (including, in the case where securities exchangeable for or convertible into Subordinate Voting Shares are distributed, the number of Subordinate Voting Shares that would have been outstanding had all such securities been exchanged for or converted into Subordinate Voting Shares on such effective date or record date).

         (3) If and whenever at any time after the date hereof and prior to the Time of Expiry the Corporation fixes a record date for the issue of rights, options or warrants to all or substantially all the holders of Subordinate Voting Shares (not including rights, options or warrants issued under the Corporation's employee and director stock option plan) under which such holders are entitled, during a period expiring not more than 45 days after the date of such issue (the "Rights Period"), to subscribe for or purchase Subordinate Voting Shares or securities exchangeable for or convertible into Subordinate Voting Shares at a price per share to the holder (or at an exchange or conversion price per share during the Rights Period to the holder in the case of securities exchangeable for or convertible into Subordinate Voting Shares) of less than 95% of the Current Market Price for the Subordinate Voting Shares on such record date (any of such events being called a "Rights Offering"), then the Conversion Price will be adjusted effective immediately after the end of the Rights Period so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

         (a)      the numerator of which will be the aggregate of:

                  (i) the number of Subordinate Voting Shares outstanding as of the record date for the Rights Offering, and

                  (ii) a number determined by dividing (A) either (i) the product obtained by multiplying the number of Subordinate Voting Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering by the price at which such Subordinate Voting Shares are offered, or, as the case may be,
                           (ii) the product obtained by multiplying the exchange or conversion price of such securities exchangeable for or convertible into Subordinate Voting Shares by the number of Subordinate Voting Shares for or into which the securities so offered pursuant to the Rights Offering could have been exchanged or converted during the Rights Period, by
                           (B) the Current Market Price of the Subordinate Voting Shares as of the record date for the Rights Offering, and

         (b) the denominator of which will be the number of Subordinate Voting Shares outstanding on such record date plus the total number of Subordinate Voting Shares which would be outstanding if all the exchangeable or convertible securities were exchanged for or converted into Subordinate Voting Shares during the Rights Period, after giving effect to the Rights Offering and including the number of Subordinate Voting Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering.

Any Debentureholder who has exercised the right to convert to Subordinate Voting Shares in accordance with this Article Four during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for the Rights Offering will, in addition to the Subordinate Voting Shares to which that holder would otherwise be entitled upon such conversion, be entitled to that number of additional Subordinate Voting Shares equal to the result obtained when the difference, if any, between the Conversion Price in effect immediately prior to the end of such Rights Offering and the Conversion Price as adjusted for such Rights Offering pursuant to this subsection is multiplied by the number of Subordinate Voting Shares received upon the conversion of the Debentures held by such Holder during such period, and the resulting product is divided by the Conversion Price as adjusted for such Rights Offering pursuant to this subsection; provided that the provisions of section 4.6 will be applicable to any fractional interest in a Subordinate Voting Share to which such Holder might otherwise be entitled under the foregoing provisions of this subsection. Such additional Subordinate Voting Shares will be deemed to have been issued to-the Debentureholder immediately following the end of the Rights Period and a certificate for such additional Subordinate Voting Shares will be delivered to such Holder within 15 Business Days following the end of the Rights Period. To the extent that any such rights, options or warrants are not so exercised on or before the expiry thereof, the Conversion Price will be readjusted to the Conversion Price which would then be in effect based on the number of Subordinate Voting Shares (or the securities convertible into or exchangeable for Subordinate Voting Shares) actually delivered on the exercise of such rights, options or warrants.

         (4) If and whenever at any time after the date hereof and prior to the Time of Expiry, the Corporation fixes a record date for the issue or the distribution to all or substantially all the holders of Subordinate Voting Shares of (i) securities of the Corporation, including rights, options or warrants to acquire securities of the Corporation or any of its property or assets and including evidences of indebtedness or (ii) any property or other assets, including evidences of indebtedness, and if such issuance or distribution does not constitute a Dividend Paid in the Ordinary Course, a Subordinate Voting Share Reorganization or a Rights Offering (any of such non-excluded events being called a "Special Distribution"), the Conversion Price will be adjusted effective immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction:

         (a)      the numerator of which will be:

                  (A) the product obtained by multiplying the number of Subordinate Voting Shares outstanding on such record date by the Current Market Price of the Subordinate Voting Shares on such record date; less

                  (B) the fair market value, as determined by action by the Directors (whose determination will be conclusive), to the holders of Subordinate Voting Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

         (b) the denominator of which will be the product obtained by multiplying the number of Subordinate Voting Shares outstanding on such record date by the Current Market Price of the Subordinate Voting Shares on such record date.

To the extent that any Special Distribution is not so made, the Conversion Price will be readjusted effective immediately to the Conversion Price which would then be in effect based upon such securities or property or other assets as actually distributed.

         (5) If and whenever at any time after the date hereof and prior to the Maturity Date, there is a reclassification of the Subordinate Voting Shares at any time outstanding or change of the Subordinate Voting Shares into other shares or into other securities or other capital reorganization (other than a Subordinate Voting Share Reorganization), or a consolidation, amalgamation or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Subordinate Voting Shares or a change of the Subordinate Voting Shares into other shares), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity in which the holders of Subordinate Voting Shares are entitled to receive shares, other securities or other property (any of such events being called a "Capital Reorganization"), any Holder of Debentures who exercises the right to convert Debentures into Subordinate Voting Shares pursuant to Debentures then held after the effective date of such Capital Reorganization will be entitled to receive, and will accept for the same aggregate consideration in lieu of the number of Subordinate Voting Shares to which such Holder was previously entitled upon such conversion, the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the holder had been the registered holder of the number of Subordinate Voting Shares to which such holder was previously entitled upon conversion. The Corporation will take all steps necessary to ensure that, on a Capital Reorganization, the Holders of Debentures will receive the aggregate number of shares, other securities or other property to which they are entitled as a result of the Capital Reorganization. Appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Article Four with respect to the rights and interests thereafter of holders of Debentures to the end that the provisions set forth in this Article Four will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the conversion of any Debenture. Any such adjustment will be made by and set forth in an indenture supplemental hereto approved by action of the Directors and entered into pursuant to the provisions of Article Thirteen and will for all purposes be conclusively deemed to be an appropriate adjustment.

         (6) If the purchase price provided for in any rights, options or warrants (the "Rights Offering Price") referred to in subsections 4.3(3) or
(4) is decreased, the Conversion Price will forthwith be changed so as to decrease the Conversion Price to the Conversion Price that would have been obtained if the adjustment to the Conversion Price made under subsection 4.3(3) or (4), as the case may be, with respect to such rights, options or warrants had been made on the basis of the Rights Offering Price as so decreased, provided that the terms of this subsection will not apply to any decrease in the

Rights Offering Price resulting from terms in any such rights, options or warrants designed to prevent dilution except to the extent that the resulting decrease in the Conversion Price under this subsection would be greater than the decrease, if any, in the Conversion Price to be made under the terms of this section by virtue of the occurrence of the event giving rise to such decrease in the Rights Offering Price.

         (7) In any case in which this section 4.3 shall require that an adjustment shall become effective intermediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder of any Debenture converted after such record date and before the occurrence of such event the additional Subordinate Voting Shares issuable upon such conversion by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to such Holder an appropriate instrument evidencing such Holder's right to receive such additional Subordinate Voting Shares upon the occurrence of such event and the right to receive any distributions made on such additional Subordinate Voting Shares declared in favour of holders of record of Subordinate Voting Shares on and after the Date of Conversion or such later date on which such Holder would, but for the provisions of this subsection (a), have become the holder of record of such additional Subordinate Voting Shares pursuant to subsection 4.2(2).

4.4      Other Adjustment of Conversion Price

         If the Corporation shall take any action affecting the Subordinate Voting Shares, other than an action described in section 4.3, which in the opinion of the Directors would have a material adverse effect upon the rights of Debentureholders, the Conversion Price shall be adjusted in such manner and at such time as the Directors determine to be equitable in the circumstances. Any such action taken by the Corporation shall be subject to applicable regulatory approval. Failure of the Directors to take any such action shall be conclusive evidence that the Directors have determined that it is equitable to make no adjustment in the circumstances.

4.5      Rules Regarding Calculation of Adjustment of Conversion Price

         For the purposes of section 4.3:

         (1) The adjustments provided for in section 4.3 are cumulative and will be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this section.

         (2) No adjustment in the Conversion Price will be required unless such adjustment would result in a change of at least 1% in the prevailing Conversion Price; provided, however, that any adjustments which, except for the provisions of this subsection would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

         (3) If at any time a dispute arises with respect to adjustments provided for in section 4.3, such dispute will be conclusively determined by the Corporation's auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the Directors and any such determination, subject to the approval of The Toronto Stock Exchange, will be binding upon the Corporation, the Trustee, the Debentureholders and shareholders of the Corporation; such auditors or accountants will be given access to all necessary records of the Corporation. If any such determination is made, the Corporation will deliver a Certificate of the Corporation to the Trustee describing such determination.

         (4) If the Corporation sets a record date to determine the holders of Subordinate Voting Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, legally abandons its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Conversion Price shall be made.

         (5) In the absence of a resolution of the Directors fixing a record date for a Special Distribution or Rights Offering, the Corporation will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

4.6      No Requirement to Issue Fractional Shares

         The Corporation shall not be required to issue fractional Subordinate Voting Shares upon the conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of whole Subordinate Voting Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures to be converted. If any fractional interest in a Subordinate Voting Share would, except for the provisions of this section, be deliverable upon the conversion of any principal amount of Debentures, the Corporation may, in lieu of delivering any certificate of such fractional interest, satisfy such fractional interest by paying to the Holder of such surrendered Debentures an amount in lawful money of Canada equal to the Current Market Price of the Subordinate Voting Shares on the Business Day preceding the Date of Conversion.

4.7      Corporation to Reserve Shares

         The Corporation covenants that it will at all times reserve and keep available out of its authorized Subordinate Voting Shares (if the number thereof is or becomes limited) solely for the purpose of issue upon conversion of Debentures as provided herein, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Subordinate Voting Shares as shall then be issuable upon the conversion of all outstanding Debentures. The Corporation covenants with the Trustee that all Subordinate Voting Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable and shall be listed and posted for trading on each stock exchange on which the Subordinate Voting Shares are then listed.

4.8      Corporation to Qualify Shares

         If at any time any registration or filing pursuant to any securities laws of Canada or any province thereof is required to ensure that any Subordinate Voting Shares issuable upon the conversion of the Debentures are issued in compliance with all such laws or to ensure that any such Subordinate Voting Shares, once issued, are not subject to any restriction as to the resale thereof, the Corporation covenants that it will take all such action as may be necessary to make or obtain such registration or filing, as the case may be.

4.9      Taxes and Charges on Conversion

         The Corporation will from time to time promptly pay or make provision satisfactory to the Trustee for the payment of all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Subordinate Voting Shares to the Holders of Debentures upon the exercise of their right of conversion pursuant to the terms of the Debentures and of this Indenture.

4.10     Cancellation of Converted Debentures

         All Debentures converted in whole or in part shall be forthwith delivered to and cancelled by the Trustee and, subject to subsection 4.2(3), no Debentures shall be issued in substitution therefor.

4.11     Certificate as to Adjustment

         The Corporation shall, immediately after the occurrence of any and each event which requires an adjustment or readjustment as provided in section 4.3, deliver a Certificate of the Corporation to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such Certificate of the Corporation and the amount of the adjustment specified therein shall, subject to the provisions of subsection 4.3(6), be conclusive and binding on all parties in interest. Except in respect of any subdivision, redivision, reduction, combination or consolidation of the Subordinate Voting Shares, the Corporation shall forthwith give notice to the Debentureholders specifying the event requiring such adjustment or readjustment and the amount thereof, including the resulting Conversion Price; provided that if the Corporation has given notice under section 4.11 covering all the relevant facts in respect of such event, no such notice need be given under this section 4.11.

4.12     Notice of Special Matters

         The Corporation covenants that, so long as any Debentures remain outstanding, it will give notice to the Trustee and to the Debentureholders of its intention to fix a record date for any event referred to in subsections 4.3(2), (3) or (4) (other than the subdivision, redivision, reduction, combination or consolidation of Subordinate

Voting Shares) or a cash dividend (other than a Dividend Paid in the Ordinary Course) which may give rise to an adjustment in the Conversion Price, and such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to the applicable record date.

4.13     Notice of Expiry of Conversion Right

         The Corporation covenants that, so long as any Debentures remain outstanding, it will give notice to the Trustee and the Debentureholders in the manner provided in Article Eleven, not less than 21 days prior to the Time of Expiry, of the expiry of the right of the Holders of the Debentures to convert their Debentures.

4.14     Revival of Right to Convert

         If the Corporation shall fail to redeem any Debenture which has been called for redemption upon due surrender of such Debenture, any right to convert such Debenture as provided in this Article Four shall revive and continue as if such Debenture had not been called for redemption.

4.15     Protection of Trustee

         The Trustee (i) shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same; (ii) shall not be accountable with respect to the validity or value (or the kind or amount) of any Subordinate Voting Shares or of any shares or other securities or other property which may at any time be issued or delivered upon the conversion of any Debenture; and (iii) shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Subordinate Voting Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article Four.

4.16     U.S. Legend

         Certificates representing Subordinate Voting Shares delivered upon conversion of Debentures bearing the legend set forth in Subsection 2.3(4) shall also bear such legend.

                                  ARTICLE 5.
                          SUBORDINATION OF DEBENTURES

5.1      Agreement to Subordinate

         The Corporation covenants and agrees, and each Holder of a Debenture, by his acceptance thereof, likewise agrees, that the payment of the principal of and interest on the Debentures is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

5.2      Distribution on Insolvency or Winding-up

         In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Corporation, or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Corporation, whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of the Corporation, then the holders of Senior Indebtedness shall be entitled to receive payment in full of all the Senior Indebtedness before the Trustee shall be entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such event in respect of the Debentures.

         Upon any payment or distribution of assets of the Corporation referred to in this Article Five, the Trustee and the Debentureholders shall be entitled to call for and rely and act upon a certificate, addressed to the Trustee or to the Debentureholders, of the Person making any such payment; or distribution for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Five.

5.3      Subrogation of Debentures

         Subject to the payment in full of all Senior Indebtedness, the Debentureholders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of assets of the Corporation in respect of and on account of Senior Indebtedness, to the extent of the application thereto of moneys or other assets which would have been received by the Debentureholders but for the provisions of this Article Five, until the principal of and interest on the Debentures shall be paid in full. No payment or distribution of assets of the Corporation to the Debentureholders which would be payable or distributable to the holders of Senior Indebtedness pursuant to this Article shall, as between the Corporation, its creditors (other than the holders of Senior Indebtedness) and the Debentureholders, be deemed to be a payment by the Corporation to or on account of the Debentureholders, it being understood that the provisions of this Article Five are, and are intended, solely for the purpose of defining the relative rights of the Debentureholders, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article Five or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Corporation and its creditors (other than the holders of Senior Indebtedness and the Debentureholders), the obligation of the Corporation, which is unconditional and absolute, to pay to the Debentureholders the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Debentureholders and creditors of the Corporation other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Five, of the holders of Senior Indebtedness upon the exercise of any such remedy.

5.4      No Payment to Debentureholders if Senior Indebtedness in Default

         (1) The Corporation shall not make any payment, and the Trustee shall not be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debentures (i) in a manner inconsistent with the terms (as they exist on the date hereof) of the Debentures, or (ii) at any time when an event of default, as defined in any Senior Indebtedness or any instrument evidencing the same, has occurred and is continuing and notice of such event of default has been given by or on behalf of the holders of Senior Indebtedness to the Corporation and the Trustee.

         (2) The fact that any payment which is required to be made pursuant to this Indenture or the Debentures is prohibited by this section 5.4 shall not prevent the failure to make such payment from being an Event of Default hereunder.

5.5      Payment of Debentures Permitted

         (1) For greater certainty, this Article Five shall not be construed so as to prevent the Trustee from receiving and retaining any payments on account of the Debentures which are made (i) in a manner that is consistent with the terms of this Indenture or the Debentures and (ii) at any time when no event of default, as defined in any Senior Indebtedness or the instrument creating the same has occurred and is continuing in respect of which notice has been given by or on behalf of the holders of Senior Indebtedness to the Corporation and the Trustee.

         (2) Until written notice shall be given to the Trustee by or on behalf of any holder of any Senior Indebtedness of the occurrence of any default with respect to such Senior Indebtedness or of the existence of any other facts which would have the result that any payment with respect to the Debentures would be in contravention of the provisions of this Article Five, the Trustee shall be entitled to assume that no such default has occurred, or that no such facts exist; and nothing in this Indenture shall prevent the Trustee from applying any moneys received by it pursuant to this Indenture prior to the receipt by it of such written notice, to the purposes for which the same were received, notwithstanding the occurrence or continuance of a default with respect to, or the existence of such facts with respect to, such Senior Indebtedness.

5.6      Subordination Not to be Impaired

         (1) The subordination provided for in this Article Five shall remain in full force and effect until the entire amount of the Senior Indebtedness has been paid and satisfied in full without regard to, and such subordination shall not be released, discharged, limited or in any way affected or impaired by:

         (a) any lack of validity or enforceability of or any limitation of liability under any agreement, document or instrument now or hereafter given in connection with the Senior Indebtedness (including without limitation any security and guarantees, and for greater certainty including this agreement) and such agreements, documents and instruments are hereinafter collectively referred to as the "Credit Documents" and individually as a "Credit Document" ;

         (b) any irregularity, defect, informality, lack of power or due authorization relating to any Credit Document;

         (c) any amendment, modification, addition or supplement to any Credit Document;

         (d) any extension, renewal, indulgence, compromise, or any other action or inaction, relating to any Credit Document or any person or property;

         (e) any taking or abstention from taking of any security for, or any guarantee of, any of the obligations and liabilities of any person arising under any Credit Document whether or not such security or guarantee is given in connection with a Credit Document;

         (f) any release, loss, exchange, amendment, modification, addition or supplement to or of any Credit Document or any collateral thereunder (with or without consideration);

         (g) any default under, or any lack of due execution, validity or enforceability of, or any irregularity or other defect in, or any failure to perfect, register or file notice of, any Credit Document;

         (h) any waiver of or consent to a departure from any requirement or condition precedent contained in any Credit Document;

         (i) any exercise or non-exercise, negligent or otherwise, of any right, remedy, power or privilege in respect of any Credit Document;

         (j) any change in the parties to, or in the interest of any party in, any Credit Document, including without limitation any change resulting from an assignment of the interest of a party under any Credit Document;

         (k) any method or sequence of application (or subsequent change thereof) at any time or from time to time used by any holder of Senior Indebtedness or the Trustee to apply any proceeds received from any source to the Senior Indebtedness;

         (l) any sale, lease, transfer or other disposition by the Corporation or the Trustee or any other person of any property;

         (m) any amalgamation, consolidation or merger of the Corporation or the Trustee or any other person with or into any person;

         (n) any manner of dealing by any holder of Senior Indebtedness with the Corporation or the Trustee or any other person;

         (o) any bankruptcy, insolvency, reorganization, arrangement or similar proceedings involving or affecting the Corporation or the Trustee or any other person;

         (p) any other circumstances of any nature whatsoever which might otherwise constitute a legal or equitable discharge of or defence against the obligations of the Corporation or the Trustee hereunder (except satisfaction in full of the obligations of the Corporation and the Trustee hereunder); or

         (q) any other circumstances (except satisfaction in full of the obligations of the Corporation and the Trustee hereunder);

in each case whether or not the Corporation, the Trustee, any holder of Senior Indebtedness or any other person shall have notice or knowledge of any of the foregoing and whether or not any of the holders of Senior Indebtedness, the Corporation or the Trustee shall have consented thereto.

         (2) With respect to the subordination contemplated by this Article Five, the Trustee, and by his acceptance of Debentures, each of the Debentureholders, absolutely and unconditionally waives:

         (a)      notice of any of the matters referred to in subsection
                  5.6(1);

         (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights of any holder of Senior Indebtedness other than notice of an event of default as provided for in section 5.4;

         (c) any right to require the exercise by any holder of Senior Indebtedness of any right, remedy, power or privilege in connection with any Credit Document (including without limitation any right to require any holder of Senior Indebtedness to take or exhaust any recourse against the Corporation or any other person or under the Credit Documents); and

         (d) any requirement of diligence or care on the part of any holder of Senior Indebtedness, or the Trustee.

         The subordination provided for in this Article Five shall be continuing and shall continue irrespective of any one or more demands which may be made hereunder by any holder of Senior Indebtedness, and irrespective of any statute of limitations otherwise applicable. If at any time a payment on account of the Senior Indebtedness is rescinded or avoided upon the insolvency, bankruptcy or reorganization of the Corporation or any other person or for whatever reason, the subordination provided for in this Article Five shall be continuing or be reinstated, as applicable, (irrespective of any statute of limitations otherwise applicable) and shall cover and include each such rescinded or avoided payment, all as though such payment had not been made.

5.7      Authorization of Debentureholder to Trustee to Effect Subordination

         Each Holder of a Debenture, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provided for in this Article Five and appoints the Trustee his attorney-in-fact for any and all such purposes.

5.8      Trustee Not Fiduciary for Holders of Senior Indebtedness

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Debentures or to the Corporation or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 5 or otherwise. The Trustee shall not be charged with knowledge of the existence of Senior Indebtedness or of any facts that would prohibit any payment hereunder unless the Trustee shall have received notice to that effect. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 5 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                                  ARTICLE 6.
                         COVENANTS OF THE CORPORATION

6.1      General Covenant

         The Corporation covenants with the Trustee for the benefit of the Trustee and the Debentureholders as follows:

         (a) the Corporation will duly and punctually pay or cause to be paid to every Debentureholder the principal of and interest accrued on the Debentures of which he is the Holder (including, in the case of default, interest on the amount in default) on the dates, at the places, in the money or Subordinate Voting Shares (as the case may be), and in the manner mentioned herein and in the Debentures;

         (b) except as herein otherwise expressly provided, the Corporation will at all times maintain its corporate existence and at all reasonable times it will furnish or cause to be furnished to the Trustee or its duly authorized agent or attorney such information relating to its business as the Trustee may reasonably require and such information shall at all reasonable times be open for inspection by the Trustee or such agent or attorney;

         (c) the Corporation will furnish to the Trustee a copy of all financial statements, whether annual or interim, of the Corporation and the report, if any, of the Corporation's auditors thereon and of all annual and other periodic reports of the Corporation furnished to its shareholders at the same time as they are furnished to such shareholders; and

         (d) the Corporation will duly and punctually perform and carry out all of the acts or things to be done by it as provided in this Indenture; and

         (e) the Corporation will do or cause to be done all things necessary to ensure that so long as any Debenture is outstanding:

                  (i) the Corporation maintains its status as a reporting issuer, under the laws of the provinces of Ontario, British Columbia and Quebec, and that it is not in default of any requirements of the securities legislation of any such province; and

                  (ii) all the Debentures, and all the Subordinate Voting Shares issued in the manner mentioned herein and in the Debentures, are listed or will be listed at the time of issue on The Toronto Stock Exchange or on another nationally recognized stock exchange in Canada and all the Subordinate Voting Shares issued in the manner mentioned herein and in the Debentures, are listed or will be listed at the time of issue on the AMEX.

6.2      Not to Extend Time for Payment of Interest or Principal

         The Corporation covenants that, in order to prevent any accumulation after maturity of unpaid interest or of unpaid Debentures, the Corporation will not directly or indirectly extend or assent to the extension of time for payment of any interest upon any Debentures or of any principal payable in respect of any Debentures and that it will not directly or indirectly be or become a party to or approve any such arrangement by purchasing or funding any interest on the Debentures or any principal thereof or in any other manner and that the Corporation will deliver to the Trustee all Debentures when paid as evidence of such payment.

         If the time for the payment of any interest or principal shall be so extended, whether or not such extension is by or with the consent of the Corporation, notwithstanding anything herein or in the Debentures contained, such interest or principal shall not be entitled, in case of default hereunder, to the benefit of this Indenture except subject to the prior payment in full of the principal of all the Debentures then outstanding and of all matured interest on such Debentures the payment of which has not been so extended.

6.3      To Provide Annual Certificate of Compliance

         The Corporation covenants that, on or before December 15, 1997 and on or before December 15 in each subsequent year and at any other time if requested by the Trustee, the Corporation will furnish to the Trustee a Certificate of the Corporation stating that the Corporation has complied with all covenants, conditions and other requirements contained in this Indenture, non-compliance with which would, with the giving of notice or the lapse of time or both, constitute an Event of Default hereunder or, if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance and the action, if any, the Corporation proposes to take with respect thereto.

6.4      To Give Notice of Event of Default

         The Corporation will promptly notify the Trustee of the occurrence of any Event of Default or of any event which, with the giving of notice, the lapse of time or both, would constitute an Event of Default.

6.5      To Pay Trustee's Remuneration

         The Corporation covenants that it will pay to the Trustee reasonable remuneration for its services as Trustee and will pay all costs, charges and expenses properly incurred by the Trustee in connection with the trusts hereof, on demand by the Trustee, and also (in addition to any right of indemnity given to the Trustee hereunder or otherwise by law) will at all times keep indemnified the Trustee against all liabilities, losses, damages, actions, proceedings, costs, claims, expenses and demands in respect of any matter or thing done or omitted by the Trustee (other than through negligence of the Trustee) in any way relating to this Indenture, which indemnity shall survive resignation or removal of the Trustee and the discharge of this Indenture. The said remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of the court.

         Any amount due under this section 6.5 and unpaid 30 days after demand for such payment shall bear interest from the expiration of such 30 day period at a rate per annum equal to the prime rate designated from time to time by Canadian Imperial Bank of Commerce as its prime rate for commercial loans in Canadian funds at Toronto. After default all amounts so payable and the interest thereon shall be payable out of any funds coming into possession of the Trustee in priority to any payment of the principal of and interest on the Debentures.

6.6      Trustee may Perform Covenants

         If the Corporation shall fail to perform any of its covenants contained herein, the Trustee may in its discretion, but (subject to section 7.2) need not, notify the Debentureholders of such failure or may itself perform any of such covenants capable of being performed by it and, if any such covenant requires the payment of money, it may make such payment with its own funds, or with money borrowed by it for such purpose, but shall be under no obligation to do so; and all sums so paid shall be payable by the Corporation in accordance with the provisions of section 6.4. No such performance by the Trustee of any covenant contained herein or payment by the Corporation of any sums advanced or borrowed by the Trustee pursuant to the foregoing provisions shall be deemed to relieve the Corporation from any default hereunder.

                                  ARTICLE 7.
                            DEFAULT AND ENFORCEMENT

7.1      Events of Default

         Each of the following events is hereinafter sometimes referred to as an "Event of Default" :

         (a) if the Corporation makes default in payment of the principal of any Debenture when the same becomes due under any provision hereof or of such Debenture;

         (b) if the Corporation makes default in payment of any interest due on any Debenture and such default shall have continued for a period of five Business Days;

         (c) if the Corporation makes default in observing or performing any other covenant or condition of this Indenture on its part to be observed or performed and if such default continues for a period of 30 Business Days after notice in writing has been given to the Corporation by the Trustee specifying such default and requiring the Corporation to rectify the same, unless the Trustee (having regard to the subject matter of the default) shall have agreed to a longer period and, in such event, for the period agreed to by the Trustee;

         (d) if a decree or order of a court having jurisdiction in the premises is entered adjudging the Corporation a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of, the Corporation, or appointing a receiver of the Corporation or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for, a period of 60 Business Days; or

         (e) if a resolution is passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of section 9.1 are duly observed and performed or if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of the Corporation or any substantial part of its property, or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any of the aforesaid purposes.

7.2      Notice of Events of Default

         If an Event of Default shall occur and is continuing the Trustee shall, within 15 days after it becomes aware of the occurrence of such Event of Default, give notice thereof to the Debentureholders, provided that, notwithstanding the foregoing, the Trustee shall not be required to give such notice if the Trustee in good faith shall have decided that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Corporation in writing.

         Where notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Trustee to the Debentureholders within 15 days after the Trustee becomes aware that the Event of Default has been cured.

7.3      Acceleration on Default

         If any Event of Default has occurred and is continuing, the Trustee may in its discretion, and shall upon receipt of a Debentureholders' Request (but subject to sufficient funds and/or indemnity having been provided in accordance with section 12.3(2)), subject to section 7.4, by notice in writing to the Corporation declare the principal of and interest on the Debentures then outstanding and any other moneys payable hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee, notwithstanding anything contained therein or herein to the contrary, and the Corporation shall pay forthwith to the Trustee for the benefit of the Debentureholders the principal of and accrued and unpaid interest (including interest on amounts in default) on such Debentures and all other moneys payable hereunder, together with subsequent interest thereon at the rate borne by the Debentures from the date of such declaration until payment is received by the Trustee. Such payment when made shall be deemed to have been made in discharge of the Corporation's obligations hereunder and any moneys so received by the Trustee shall be applied as provided in section 7.7.

7.4      Waiver of Default

         If an Event of Default shall have occurred:

         (a) the Holders of more than 50% of the principal amount of the Debentures then outstanding shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by instrument signed by such Holders to instruct the Trustee to waive any Event of Default hereunder and/or to cancel any declaration made by the Trustee pursuant to section 7.3 and the Trustee shall thereupon waive the Event of Default and/or cancel such declaration upon such terms and conditions as such Debentureholders shall prescribe; and

         (b) the Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have the power to waive any Event of Default hereunder if in the Trustee's opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may consider advisable;

provided that no delay or omission of the Trustee or of the Debentureholders to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein and provided further that no act or omission either of the Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default hereunder or the rights resulting therefrom.

7.5      Enforcement by the Trustee

         If an Event of Default shall have occurred, but subject to section
7.4 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders as hereinafter provided:

         (a) the Trustee (either in its own name or as trustee of an express trust, or as attorney in fact for the Holders of the Debentures, or in any one or more of such capacities) may in its discretion proceed to enforce the rights of the Trustee and of the Debentureholders by any action, suit, remedy or proceeding authorized or permitted by this Indenture or by law or equity; and may file such proof of debt, amendment of proof of debt, claim, petition or other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders filed in any bankruptcy, insolvency, winding-up or other judicial proceedings relating to the Corporation or its creditors or relating to or affecting its property;

         (b) the Trustee is hereby irrevocably appointed (and the successive Holders of Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Holders of Debentures with authority to make and file in respect of names of the Holders of Debentures or on behalf of the Holders of Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the Holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other papers or documents in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such Holders of Debentures, as may be necessary or advisable in the opinion of the Trustee, in order to hold the respective claims of the Trustee and of the Holders of the Debentures against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder;

         (c) no such remedy for the enforcement of the rights of the Trustee or the Debentureholders shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination;

         (d) all rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto; and

         (e) upon receipt of a Debentureholders' Request, the Trustee shall exercise or take such one or more of such remedies as the Debentureholders' Request may direct, provided that if any such Debentureholders' Request directs the Trustee to take proceedings out of court the Trustee may in its discretion take judicial proceedings in lieu thereof.

7.6      Debentureholders May Not Sue

         No Holder of any Debenture shall have the right to o institute any action, suit or proceeding or to exercise any other remedy authorized or permitted by this Indenture or by law or by equity for the purpose of enforcing payment of principal or interest owing on any Debenture or for the execution of any trust or power hereunder, unless:

         (a) such Holder shall previously have given to the Trustee written notice of the occurrence of an Event of Default;

         (b) the Debentureholders, by Extraordinary Resolution, shall have made a request to the Trustee to take action hereunder or the Debentureholders' Request referred to in subsection 7.5(e) shall have been delivered to the Trustee, and the Trustee shall have been offered a reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose;

         (c) the Debentureholders or any of them shall have furnished to the Trustee, when requested by the Trustee, sufficient funds and an indemnity in accordance with subsection 12.3(2); and

         (d) the Trustee shall have failed to act within a reasonable time thereafter.

         In such event but not otherwise any Debentureholder, acting on behalf of himself and all other Debentureholders, shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under section 7.5, but in no event shall any Debentureholder or combination of Debentureholders have any right to take any other remedy or proceedings out of court; it being understood and intended that no one or more Holders of Debentures shall have any right in any manner whatsoever to enforce any right hereunder or under any Debenture except subject to the conditions and in the manner herein provided, and that all powers and trusts shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders of outstanding Debentures.

7.7      Application of Moneys

         Except as otherwise provided herein, any moneys arising from any enforcement hereof, whether by the Trustee or any Holder of a Debenture, shall be held by the Trustee and applied by it, together with any moneys then or thereafter in the hands of the Trustee available for the purpose, as follows:

         (a) first, in payment or reimbursement to the Trustee of the amounts contemplated by section 6.5 including without limitation the remuneration, expenses, disbursements and advances of the Trustee earned, incurred or made in the administration or execution of the trusts hereunder or otherwise in relation to this Indenture with interest thereon as herein provided;

         (b) second, (but subject to section 6.2) in or towards payment of the principal of all of the Debentures then outstanding and thereafter in or towards payment of the accrued and unpaid interest and interest on overdue interest on such Debentures (or if the Debentureholders, by Extraordinary Resolution passed at a meeting of Debentureholders, shall have directed payments to be made in accordance with any other order of priority, or without priority as between principal and interest, then such moneys shall be applied in accordance with such direction); and

         (c) third, the surplus (if any) of such moneys shall be paid to the Corporation or as it may direct;

provided, however, that no payments shall be made pursuant to clause (b) above in respect of the principal or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any of its subsidiaries or affiliates (other than any Debenture pledged for value and in good faith to a Person other than the Corporation or any such subsidiary or affiliate, but only to the extent of such Person's interest therein) except subject to the prior payment in full of the principal of and interest on all Debentures which are not so held.

7.8      Distributions of Moneys

         Payments to Holders of Debentures pursuant to subsection 7.7 (b) shall be made as follows:

         (a) at least 21 days' notice of every such payment shall be given in the manner provided in Article Eleven specifying the date and time when and the place or places where such payments are to be made and the amount of the payment and the application thereof as between principal and interest;

         (b) payment of any Debenture shall be made upon presentation thereof at any one of the places specified in such notice and any such Debenture thereby paid in full shall be surrendered, otherwise a notation of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon receipt by it of such indemnity as it shall consider sufficient;

         (c) from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Debenture after giving credit for the amount of the payment specified in such notice unless the Debenture in respect of which such amount is owing is duly presented on or after the date so specified and payment of such amount is not made; and

         (d) the Trustee shall not be required to make any partial or interim payment to Debentureholders unless the moneys in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mentioned in subsection 7.7(a), exceed 5% of the aggregate principal amount of the outstanding Debentures, but it may retain the moneys so received by it and deal with the same as provided in section 12.10 until the money or investments representing the same, with the income derived therefrom, together with any other moneys for the time being under its control, shall be sufficient for such purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. For certainty, the foregoing shall, however, not apply to a final payment or distribution hereunder.

7.9      Persons Dealing with Trustee

         No Person dealing with the Trustee or any of its agents shall be concerned to enquire whether an Event of Default has occurred, or whether the powers which the Trustee is purporting to exercise have become exercisable, or whether any moneys remain due under this Indenture or on the Debentures, or to see to the application of any moneys paid to the Trustee; and in the absence of fraud on the part of such Person, such dealing shall be deemed to be within the powers hereby conferred and to be valid and effective accordingly.

7.10     Trustee Appointed Attorney

         The Corporation irrevocably appoints the Trustee to be the attorney of the Corporation in the name and on behalf of the Corporation to execute any instruments and do any things which the Corporation ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Indenture and generally to use the name of the Corporation in the exercise of all or any of the powers hereby conferred on the Trustee with full powers of substitution and revocation.

7.11     Remedies Cumulative

         No remedy herein conferred upon or reserved to the Trustee or the Holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing by law or by statute.

7.12     Judgment Against the Corporation

         In the case of any judicial or other proceedings to obtain judgment for the principal of or interest on the Debentures, judgment may be rendered against the Corporation in favour of the Debentureholders or in favour of the Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and the interest thereon and any other moneys owing hereunder.

                                  ARTICLE 8.
                          SATISFACTION AND DISCHARGE

8.1      Cancellation and Destruction

         All matured Debentures shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. Subject to applicable law, all Debentures which are cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required in advance by the Corporation, the Trustee shall furnish to it a destruction certificate setting out the designating numbers and denominations of the Debentures so destroyed.

8.2      Non-Presentation of Debentures

         If the Holder of any Debenture shall fail to present the same for payment on the date on which the principal thereof and/or the interest thereon or represented thereby becomes payable either at maturity or on redemption or otherwise or shall not accept payment on account thereof and give such receipt therefor (if any) as the Trustee may require:

         (a) the Corporation shall be entitled to pay to the Trustee and direct it to set aside; or

         (b) in respect of moneys in the hands of the Trustee which may or should be applied to the payment of the Debentures, the Corporation shall be entitled to direct the Trustee to set aside; or

         (c) if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside;

the principal moneys and/or the interest, as the case may be, in trust to be paid to the Holder of such Debenture upon due presentation and surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal moneys and/or the interest payable on or represented by each Debenture in respect whereof such moneys have been set aside shall be deemed to have been paid and thereafter such Debentures shall not be considered as outstanding hereunder and the Holders thereof shall thereafter have no right in respect thereof except that of receiving payment of the moneys so set aside by the Trustee (without interest thereon) upon due presentation and surrender thereof, subject always to the provisions of section 8.3. Any moneys so set aside may, and, if remaining unclaimed for 60 days shall, be invested by the Trustee in accordance with section 12.10.

8.3      Repayment of Unclaimed Moneys

         Any moneys set aside under section 8.2 and not claimed by and paid to Holders of Debentures within six years after the date of such setting aside shall, subject to applicable law, be repaid to the Corporation by the Trustee on demand, and thereupon the Trustee shall be released from all further liability with respect to such moneys and thereafter the Holders of the Debentures in respect of which such moneys were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of such moneys without interest thereon from the Corporation up to such time as the right to proceed against the Corporation for recovery of such moneys has become statute barred under the laws of the Province of Ontario.

8.4      Discharge

         Upon proof being given to the reasonable satisfaction of the Trustee that all the Debentures and interest (including interest on amounts in default) thereon have been paid or satisfied or that, all the outstanding Debentures having matured or having been duly called for redemption or the Trustee having been given irrevocable instructions by the Corporation to give within 90 days' notice of redemption of all the outstanding Debentures, such payment or redemption has been duly provided for by payment to the Trustee or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to this indenture and all interest thereon and the remuneration of and any other amounts accrued or owing by the Corporation to the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the request and at the expense of the Corporation, execute and deliver to the Corporation such deeds or other instruments as shall be necessary to evidence the satisfaction and discharge of this Indenture and to release the Corporation from its covenants contained herein except those relating to the indemnification of the Trustee.

                                  ARTICLE 9.
                            SUCCESSOR CORPORATIONS

9.1      Certain Requirements in Respect of Merger, etc.

         The Corporation shall not enter into any transaction, whether by way of amalgamation (except a vertical short-form amalgamation with one or more of its wholly-owned subsidiaries pursuant to the Business Corporations Act (Ontario)), merger, reconstruction, reorganization, consolidation, transfer, sale, lease or otherwise, whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of any such amalgamation, of the continuing corporation resulting therefrom, but may do so if:

         (a) such other Person or continuing corporation is a corporation (the "Successor Corporation") incorporated under the laws of Canada or any province thereof.

         (b) the Successor Corporation shall execute, prior to or contemporaneously with the completion of such transaction, such indenture supplemental hereto and other instruments (if any) as in the opinion of Counsel are necessary or advisable to evidence the assumption by the Successor Corporation of the liability for the due and punctual payment of all the Debentures and the interest thereon and all other moneys payable hereunder and the covenant of such Successor Corporation to pay the same and its agreement to observe and perform all the covenants and obligations of the Corporation under this Indenture;

         (c) such transaction shall, to the satisfaction of the Trustee and in the opinion of Counsel, be upon such terms as substantially to preserve and not to impair any of the rights or powers of the Trustee or of the Debentureholders hereunder; and

         (d) no condition or event shall exist in respect of the Corporation or the Successor Corporation, either at the time of such transaction or immediately thereafter after giving full effect thereto, which constitutes or would, after the giving of notice or the lapse of time or both, constitute an Event of Default hereunder;

provided, however, that the requirements of this section 9.1 shall not apply to, need not be complied with in respect of, and shall not prevent, any sale, lease or exchange of all or substantially all the property of the Corporation in the ordinary course of its business.

9.2      Vesting of Powers in Successor

         Whenever the conditions of section 9.1 have been duly observed and performed, the Trustee shall execute and deliver the supplemental indenture provided for in Article Thirteen and thereupon:

         (a) the Successor Corporation shall possess and from time to time may exercise each and every right and power of the Corporation under this Indenture in the name of the Corporation or otherwise, and any act or proceeding by any provision of this Indenture required to be done or performed by any Directors or officers of the Corporation may be done and performed with like force and effect by the like directors or officers of such Successor Corporation; and

         (b) the Corporation shall be released and discharged from liability under this Indenture and the Trustee may execute any documents which it may be advised are necessary or advisable for effecting or evidencing such release and discharge.

                                 ARTICLE 10.
                         MEETINGS OF DEBENTUREHOLDERS

10.1     Right to Convene Meetings

         The Trustee may at any time and from time to time and shall, on receipt of a written request of the Corporation or a Debentureholders' Request and receiving sufficient funds and upon being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such Debentureholders' Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. If the Trustee fails within 30 days after receipt of such written request or Debentureholders' Request and such funding and indemnity to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the city of Toronto or at such other place as may be approved or determined by the Trustee.

10.2     Notice of Meeting

         At least 21 days' notice of any meeting shall be given to the Debentureholders and a copy thereof shall be sent by mail to the Trustee unless the meeting has been called by it and to the Corporation unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at the meeting or any of the provisions of this Article.

10.3     Chairman

         An individual, who need not be a Debentureholder, nominated in writing by the Trustee shall be chairman of the meeting and if no individual is so nominated or if the individual so nominated is unable or unwilling to act or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Debentureholders present in person or by proxy shall choose an individual present to be chairman.

10.4     Ouorum

         At any meeting of the Debentureholders other than a meeting convened for the purpose of considering a resolution proposed to be passed as an Extraordinary Resolution, as to which the provisions of section 10.12 shall be applicable, a quorum shall consist of Debentureholders present in person or by proxy and representing at least 15% in principal amount of the outstanding Debentures. If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any such meeting, the meeting, if convened by the Debentureholders or pursuant to a Debentureholder's Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 15% of the principal amount of the outstanding Debentures. No business shall be transacted at any meeting unless the required quorum is present at the commencement of the meeting.

10.5     Power to Adjourn

         The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the Holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

10.6     Show of Hands

         Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

10.7     Poll

         On every Extraordinary Resolution, and on any other question submitted to a meeting, when demanded by the chairman or by one or more Debentureholders and/or proxies for Debentureholders holding at least 5% of the principal amount of the Debentures represented thereat, a poll shall be taken in such manner as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll is taken, be decided by the votes of the holders of a majority in principal amount of the Debentures represented at the meeting and voted on the poll.

10.8     Voting

         On a show of hands every Person who is present and entitled to vote, whether as a Debentureholder or as proxy, shall have one vote. On a poll each

Debentureholder present in person or represented by a duly appointed proxy shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be the Holder. A proxy need not be a Debentureholder. In the case of joint registered Holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them are present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint registered Holders.

10.9     Regulations

         The Trustee or the Corporation, with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for:

         (a) voting by proxy and the form of the instrument appointing a proxy (which shall be in writing) and the manner in which the same shall be executed and for the production of the authority of any Person signing on behalf of a Debentureholder;

         (b) the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Debentureholders convening a particular meeting, as the case may be, may in the notice convening the meeting direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

         (c) the deposit of instruments appointing proxies at some approved place or places other than the place at which a particular meeting is to be held and enabling particulars of instruments appointing proxies to be mailed, cabled, telegraphed, telecopied or sent by telex before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

         Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting of the Holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have duly appointed as their proxies.

10.10    Corporation and Trustee May Re Represented

         The Corporation and the Trustee, by their respective officers, directors and employees, and the legal advisers of the Corporation and the Trustee may attend any meeting of the Debentureholders, but shall have no vote as such.

10.11    Powers Exercisable by Extraordinary Resolution

         In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution:

         (a) power to approve any change whatsoever in any of the provisions of this Indenture or the Debentures and any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders and/or the Trustee against the Corporation or against its undertaking, property and assets or any part thereof, whether such rights arise under this Indenture or the Debentures or otherwise;

         (b) power to approve any scheme for the reconstruction or reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other corporation or for the selling or leasing of the undertaking, property and assets of the Corporation or any part thereof, provided that no such approval shall be necessary in respect of any such transaction if the provisions of Article Nine shall have been complied with;

         (c) power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture or the Debentures in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority, subject to receipt by the Trustee of reasonable funding and indemnity;

         (d) power to waive and direct the Trustee to waive any default or Event of Default hereunder and/or cancel any declaration made by the Trustee pursuant to section 7.3 either unconditionally or upon any conditions specified in such Extraordinary Resolution;

         (e) power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal or interest of any Debenture, or for the execution of any trust or power hereunder;

         (f) power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same in the manner directed by such Extraordinary Resolution upon payment, if the taking of such action, suit or proceeding shall have been permitted by section 7.6, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

         (g) power to appoint a committee to consult with the Trustee (and to remove any committee so appointed) and to delegate to such committee (subject to such limitations, if any, as may be prescribed in such Extraordinary Resolution) all or any of the powers which the Debentureholders may exercise by Extraordinary Resolution under this section 10.11; the Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee and the Trustee; such committee shall consist of such number of individuals (who need not be Debentureholders) as shall be prescribed in the Extraordinary Resolution appointing it; subject to the Extraordinary Resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by resolution signed in one or more counterparts by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater, all acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders;

         (h) power to agree to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

         (i) power to authorize the distribution in specie of any shares, bonds, debentures or other securities or obligations and/or cash or other consideration received or the use or disposition of the whole or any part of such shares, bonds, debentures or other securities or obligations and/or cash or other consideration in such manner and for such purpose as may be considered advisable and specified in such Extraordinary Resolution;

         (j) power to approve the exchange of the Debentures for or the conversion thereof into shares, bonds, debentures or other securities or obligations of the Corporation or of any corporation formed or to be formed;

         (k) power to remove the Trustee from office and to appoint a new Trustee or Trustees; and

         (l) power to amend, alter or repeal any Extraordinary Resolution previously passed or approved by the Debentureholders or by any committee appointed pursuant to subsection 10.11(g).

10.12    Meaning of "Extraordinary Resolution"

         (1) The expression "Extraordinary Resolution" when used in this Indenture means, subject as hereinafter provided in this Article Ten, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders duly convened for the purpose and held in accordance with the provisions of this Article Ten at which the Holders of more than 25% of the principal amount of the Debentures then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less than 66-2/3% of the principal amount of Debentures represented at the meeting and voted on a poll upon such resolution.

         (2) If at any such meeting the holders of more than 25% of the principal amount of the Debentures then outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by the Debentureholders or pursuant to a Debentureholder's Request, shall be dissolved; but in any other case it shall be adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days' notice shall be given of the time and place of such adjourned meeting in the manner provided in Article Eleven. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed in accordance with subsection 10.12(1) shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of more than 25% of the principal amount of the Debentures then outstanding are not present in person or by proxy at such adjourned meeting.

         (3) Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

10.13    Powers Cumulative

         It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Debentureholders to exercise the same or any other such power or powers or combination of powers thereafter from time to time.

10.14    Minutes

         Minutes of all resolutions and proceedings at every meeting of Debentureholders shall be made and duly entered in books to be provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed or proceedings had thereat, to have been duly passed and had.

10.15    Signed Instrument

         Any action which may be taken and any power which may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the Holders of not less than 66-2/3% of the principal amount of the outstanding Debentures by a signed instrument and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed. Notice of any Extraordinary Resolution passed in accordance with this section 10.15 shall be given by the Trustee to the Holders of Debentures affected thereby within 30 days of the date on which such Extraordinary Resolution was passed.

10.16    Binding Resolutions

         Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article Ten at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument signed by Debentureholders in accordance with section 10.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Trustee (subject to the provisions for its funding and indemnity herein contained) shall be bound to give effect to every such resolution, Extraordinary Resolution and instrument.

10.17    Evidence of Rights of Debentureholders

         Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Debentureholders in person or by attorney appointed in writing. Proof of the execution of any such request, direction, notice, consent or other instrument or of a writing appointing any such attorney shall be sufficient for any purpose of this Indenture if made in the following manner, namely, the fact and date of the execution by any Person of such request, direction, notice, consent or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made, that the Person signing such request, direction, notice, consent or other instrument or writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution or in any other manner which the Trustee may consider adequate.

         The Trustee may, nevertheless, in its discretion require further proof in cases where it considers further proof necessary or desirable or may accept such other proof as it shall consider proper.

                                 ARTICLE 11.
                                    NOTICES

11.1     Notice to the Corporation

         Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered personally to, or, subject to section 11.4, if given by registered mail, postage prepaid, addressed to, the Corporation at 45 Hazelton Avenue, Toronto, Ontario, M5R 2E3, Attention: Chief Operating Officer and shall be deemed to have been given on the date of delivery or on the third Business Day after such letter has been mailed, as the case may be. The Corporation may from time to time notify the Trustee of a change in address which thereafter, until changed by further notice, shall be the address of the Corporation for all purposes of this Indenture.

11.2     Notice to Debentureholders

         Except as otherwise expressly provided herein, all notices to be given hereunder with respect to the Debentures shall be valid and effective if such notice is delivered personally or, subject to section 11.4, sent by first class mail, postage prepaid, addressed to such Holders at their post office addresses appearing in any of the registers hereinbefore mentioned. Any notice so delivered or sent by mail shall be deemed to have been given on the day upon which it is delivered or mailed, as the case may be. Any accidental error, omission or failure in giving or in delivering or mailing any such notice or the non-receipt of any such notice by any Debentureholder or Holders shall not invalidate or otherwise prejudicially affect any action or proceeding founded thereon. All notices may be given to whichever one of the Holders (if more than one) is named first in the appropriate register hereinbefore mentioned, and any notice so given shall be sufficient notice to all Holders of and any other Persons (if any) interested in such Debentures.

11.3     Notice to the Trustee

         Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if delivered personally to, or, subject to section 11.4, if given by registered mail, postage prepaid, addressed to, the Trustee at The R-M Trust Company, 393 University Avenue, 5th Floor, Toronto, Ontario, M5G 2M7, Attention: Manager, Corporate Trust, and shall be deemed to have been given on the date of delivery or on the third Business Day after such letter has been mailed, as the case may be. The Trustee may from time to time notify the Corporation of a change in address which thereafter until changed by further notice, shall be the address of the Trustee for all purposes of this Indenture.

11.4     Mail Service Interruption

         If the Trustee determines that mail service is or is threatened to be interrupted at the time when the Trustee is required or elects to give any notice to the Debentureholders hereunder, the Trustee shall, notwithstanding the provisions hereof, give such notice at the Corporation's expense by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Quebec, once in each of two successive weeks, and any notice so published shall be deemed to have been given on the latest date on which the publication takes place.

         If by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Trustee or to the Corporation would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally in accordance with sections 11.1 or 11.3, as the case may be.

                                 ARTICLE 12.
                            CONCERNING THE TRUSTEE

12.1     Trust Indenture Legislation

         (1) In this Article Twelve, the term "Indenture Legislation" means the provisions, if any, of the Canada Business Corporations Act, the Business Corporations Act (Ontario), and any other statute of Canada or a province thereof, and of the regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture or the Corporation.

         (2) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Indenture Legislation, such mandatory requirement shall prevail.

         (3) At all times in relation to this Indenture and any action to be taken hereunder, the Corporation and the Trustee each shall observe and comply with Indenture Legislation and the Corporation, the Trustee and each Debentureholder shall be entitled to the benefits of Indenture Legislation.

12.2     No Conflict of Interest

         The Trustee represents to the Corporation that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder. If at any time a material conflict of interest exists in the Trustee's role as a fiduciary hereunder the Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate the same or else resign from the trusts hereunder by giving notice in writing to the Corporation at least 21 days prior to such resignation and shall thereupon be discharged from all further duties and liabilities hereunder. If such a material conflict exists at the time of the execution and delivery of this Indenture, the validity and enforceability of this Indenture and the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such material conflict exists.

12.3     Rights and Duties of Trustee

         (1) In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Debentureholders as a whole and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

         (2) Subject only to subsection 12.3(1), the obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

         (3) The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them, for which Debentures the Trustee shall issue receipts.

         (4) Every provision of this indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Indenture Legislation, this section 12.3 and section 12.4.

         (5) The Trustee shall not be bound to give notice or to do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice, the Trustee may for all purposes of this indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given the Trustee to determine whether or not the Trustee shall take action with respect to any default.

12.4      Evidence, Experts and Advisers

         (1) In addition to the reports, certificates, opinions, statutory declarations and other evidence required by this Indenture, the Corporation shall furnish to the Trustee such additional evidence of compliance with any provisions hereof, and in such form, as may be prescribed by Indenture Legislation or as the Trustee may reasonably require by written notice to the Corporation.

         (2) In the exercise of its rights, duties and obligations, the Trustee may, if it is acting in good faith, act and rely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, certificates or other evidence referred to in subsection 12.4(1) provided that the Trustee examines the same and determines that such evidence complies with the applicable requirements of this Indenture and of Indenture Legislation.

         (3) The Trustee may employ or retain such Counsel, auditors, accountants, agents, appraisers, brokers or other experts or advisers, whose qualifications give authority to any advice, opinion or report made by them as it may reasonably require for the purpose of determining and discharging its duties hereunder, shall not be responsible for any misconduct on the part of any of them, and the Trustee may act and rely on the advice, opinion or report of any such expert or advisor and shall not be responsible for any loss occasioned by so acting and relying, unless such action was taken in bad faith or such action constitutes gross negligence or wilful misconduct. The Trustee may pay reasonable remuneration for all services performed for it in the discharge of the trusts hereof by such Counsel, auditors, accountants, agents, appraisers, brokers or other experts or advisors, such remuneration to be repaid to the Trustee by the Corporation in accordance with Section 6.5.

12.5     Certificate etc. of the Corporation as Evidence

         Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture, the Trustee shall deem necessary or desirable that the matter be approved or established prior to taking or admitting any action hereunder, the Trustee, if acting in good faith, may rely and act upon a Certificate, Written Order, Written Request, or Written Direction of the Corporation.

12.6     Trustee May Deal in Debentures

         The Trustee and its affiliates may buy, sell, lend upon and deal in the Debentures or other securities of the Corporation, either with the Corporation or otherwise, and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

12.7     Trustee Not Required to Give Security

         The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of this Indenture.

12.8     Trustee Not to be Appointed Receiver

         The Trustee and any person related to the Trustee shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation

12.9     Protection of Trustee

         By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

         (a) the Trustee and its directors, officers and employees will at all times be indemnified and saved harmless by the Corporation from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this Indenture, including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Trustee contemplated hereby, legal fees and disbursements on a solicitor and client basis, and costs and expenses incurred in connection with the enforcement of this indemnity, which the Trustee may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee and including any deed, matter or thing in relation to the registration, perfection, release or discharge of security. The foregoing provisions of this subsection do not apply to the extent that in any circumstances there has been a failure by the Trustee or its employees or agents to act honestly and in good faith or where the Trustee or its employees or agents have acted negligently or in wilful disregard of the Trustee's obligations hereunder. It is understood and agreed that this indemnification shall survive the termination or discharge of this indenture or the resignation or removal of the Trustee;

         (b) the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Debentures (except the representation contained in section
                  12.2 and in the certificate of the Trustee on the Debentures) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

         (c) nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

         (d) the Trustee shall not be bound to give notice to any Person of the execution hereof; and

         (e) the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of the agents of the Corporation.

12.10    Investment of Trust Moneys

         Unless otherwise provided in this Indenture, any moneys held by the Trustee, which under the trusts of this Indenture may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee in any debt securities in which trustees are, under the laws of the Province of Ontario, authorized to invest (including debt securities of an affiliate of the Trustee including without limitation Mellon Bank Canada), provided that such debt securities are expressed to mature within one year after their purchase by the Trustee, and unless and until the Trustee shall have declared the principal of and interest on the Debentures to be due and payable, the Trustee shall so invest such moneys at the direction of the Corporation. Pending such investment such moneys may be deposited by the Trustee in any chartered bank in Canada (including any affiliate of the Trustee) or with its own deposit department. The Trustee shall allow interest at the current rate for similar deposits on moneys remaining on deposit with it and, provided that the Corporation is not in default hereunder, shall credit the Corporation with interest received on moneys deposited with other depositories and on all moneys invested as provided in this section 12.10.

         Unless and until the Trustee shall have declared the principal of and interest on the Debentures to be due and payable, the Trustee shall pay over to the Corporation all interest received by the Trustee in respect of any investments or deposits made pursuant to the provisions of this section 12.10.

         The Trustee shall be accountable only for reasonable diligence in the investment of moneys under this section 12.10 and the Trustee shall not be liable for any loss or losses realized on such investments, gross negligence and wilful acts or defaults only excepted.

12.11    Action by Trustee to Protect Interests

         The Trustee shall have the power to institute and maintain all and any such actions, suits or proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the holders of the Debentures.

12.12    Replacement of Trustee

         The Trustee may resign from the trusts hereunder and thereupon be discharged from all further duties and liabilities hereunder by giving to the Corporation 60 days' notice in writing or such shorter notice as the Corporation may accept as sufficient; provided that the Trustee may resign immediately by giving written notice to the Corporation in the event that Debentureholders pass a resolution in accordance with the provisions of Article 10 which has a material adverse effect on the rights of the Trustee under this Indenture. The Debentureholders by Extraordinary Resolution shall have power at any time to remove the Trustee and to appoint a new trustee hereunder. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new trustee hereunder unless a new trustee has already been appointed by the Debentureholders; failing such appointment by the Corporation, the retiring trustee hereunder (at the expense of the Corporation) or any Debentureholder may apply to a judge of the Ontario Court of Justice (General Division), on such notice as such judge may direct, for the appointment of a new trustee hereunder; but any trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Debentureholders. Any new trustee hereunder appointed under any provision of this section 12.12 shall be a corporation authorized and qualified to carry on the business of a trust company in the Province of Ontario and every other jurisdiction where such authorization or qualification is necessary to enable it to act as a trustee hereunder, shall certify that it will not have any material conflict of interest upon becoming trustee hereunder, and shall accept the trust herein declared and provided for. On any new appointment the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

         Any corporation into which the Trustee may be merged or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this Indenture without the necessity of the execution of any instrument or any further act. Nevertheless, upon the written request of the Successor Trustee or of the Corporation, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such Successor Trustee, upon the trust herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Trustee to the Successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of such new Trustee, be made, executed, acknowledged and delivered by the Corporation.

12.13    Authority to Carry on Business

         The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture, it is authorized to carry on the business of a trust company in the Province of Ontario but if, notwithstanding the provisions of this section, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of

Ontario, either become so authorized or resign in the manner and with the effect specified in section 12.12.

12.14    Acceptance of Trusts

         The Trustee accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and in trust for the various Persons who shall from time to time be Debentureholders, subject to the terms and conditions herein set forth.

                                 ARTICLE 13.
                            SUPPLEMENTAL INDENTURES

13.1     Supplemental Indentures

         From time to time the Trustee and, when authorized by a resolution of the Directors and with the prior approval of The Toronto Stock Exchange, the Corporation may and they shall, when required by this Indenture, execute, acknowledge and deliver, by their proper officers, deeds or indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

         (a) adding to the provisions hereof such additional covenants of the Corporation, enforcement provisions and other provisions for the protection of the Holders of the Debentures and/or providing for events of default in addition to those herein specified;

         (b) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which, in the opinion of Counsel to the Trustee, it may be expedient to make, provided that the Trustee shall be of the opinion that such provisions and modifications will not be materially prejudicial to the interests of the Debentureholders;

         (c) evidencing the succession, or successive successions, of other corporations to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

         (d) giving effect to any Extraordinary Resolution passed as provided in Article Ten;

         (e) making any modification of any of the provisions of this Indenture or the Debentures which is of a formal, minor or technical nature;

         (f) making any additions to, deletions from or alterations of the provisions of this Indenture (including any of the terms and conditions of the Debentures) which, in the opinion of Counsel to the Trustee, are not materially prejudicial to the interests of the Debentureholders and which are necessary or advisable in order to incorporate, reflect or comply with Indenture Legislation;

         (g) adding to or altering the provisions hereof in respect of the transfer of Debentures, including provision for the exchange of Debentures of different denominations, and making any modification in the form of the Debentures which does not affect the substance thereof and which, in the opinion of the Trustee, is not materially prejudicial to the interests of the Debentureholders;

         (h) correcting or rectifying any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of Counsel to the Trustee, the rights of the Trustee and the Debentureholders are in no way materially prejudiced thereby;

         (i) any other purpose not inconsistent with the terms of this Indenture provided that, in the opinion of Counsel to the Trustee, the rights of the Trustee and of the Debentureholders are in no way materially prejudiced thereby; and

         (j) provided that the Trustee may in its uncontrolled discretion decline to enter into such supplemental indenture which in its opinion may not afford adequate protection of the Trustee when the same shall become operative.

                                 ARTICLE 14.
                                   EXECUTION

14.1     Counterparts and Formal Date

         This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of the 7th day of January, 1997.

14.2     Language of Indenture

         The parties hereby acknowledge that they have expressly required this Indenture and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avoir expressement demandees que la presente convention ainsi que tout avis, tout etat de compte et tout autre document a etre ou pouvant etre donne ou conclu en vertu des dispositions des presentes, soient rediges en langue anglaise seulement.

         IN WITNESS WHEREOF the parties hereto have executed this Indenture under their respective corporate seals and the hands of their proper officers duly authorized in that behalf.

                                           MDC COMMUNICATIONS CORPORATION

                                    By:    /s/ W. Judson Martin
                                           ----------------------------------
                                           Name:  W. Judson Martin
                                           Title: Senior Executive Vice-
                                                  President and Chief Operating
                                                  Officer


                                           THE R-M TRUST COMPANY

                                    By:    /s/ Eugenia Petryla
                                           ----------------------------------
                                           Name:   Eugenia Petryla
                                           Title:  Account Manager
                                                   (corporate seal)


                                    By:    /s/ Susan Khokher
                                           ----------------------------------
                                           Name:  Susan Khokher
                                           Title: Authorized Signatory

                                  SCHEDULE A

To the foregoing indenture made as of January 7, 1997 between MDC
Communications Corporation and The R-M Trust Company, as Trustee.

The attached is the form of fully registered 7% Subordinated Unsecured Convertible Debenture due January 8, 2007.

                 GRAPHICS HAVE NOT BEEN INSERTED (SEE MASTER)

         THIS SUPPLEMENTAL INDENTURE made as of the 14th day of February, 1997.

BETWEEN:

                  MDC COMMUNICATIONS CORPORATION, a corporation incorporated under the laws of Ontario,

                  (hereinafter called the "Corporation"),

                                                            OF THE FIRST PART,

                  - and -

                  THE R-M TRUST COMPANY, a trust company incorporated under the laws of Canada and having an office in the City of Toronto in the Province of Ontario,

                  (hereinafter called the "Trustee"),

                                                           OF THE SECOND PART.

         WHEREAS each of the Corporation and the Trustee entered into a trust indenture dated as of January 7, 1997 providing for the issue of $50,000,000 aggregate principal amount 7% Subordinated Unsecured Convertible Debentures due January 8, 2007 (the "Indenture");

         AND WHEREAS Article 13 of the Indenture provides that from time to time the Trustee and when authorized by a resolution of the directors and with the prior approval of The Toronto Stock Exchange, the Corporation may execute, acknowledge and deliver indentures supplemental thereto;

         AND WHEREAS clause (e) of section 13.1 provides that such a supplemental indenture may be entered into in order to make any modification to any of the provisions of the Indenture or the Debentures which is of a formal, minor or technical nature;

         AND WHEREAS clause (h) of section 13.1 provides that a supplemental indenture may be entered into in order to correct or rectify any ambiguities, defect provisions, errors or omissions in the Indenture provided that in the opinion of Counsel to the Trustee, the rights of the Trustee and the Debentureholders are in no way materially prejudiced thereby;

         AND WHEREAS clause (i) of section 13.1 provides that a supplemental indenture may be entered into for any other purpose not inconsistent with the terms of the Indenture provided that in the opinion of Counsel to the Trustee the rights of the trustee and the Debentureholders are in no way materially prejudiced thereby;

         AND WHEREAS the Corporation has deemed it to be in the best interests of the Corporation and the Debentureholders to correct an error contained in section 3.9 of the Indenture in the manner set forth herein and has determined that the rights of the Trustee and the Debentureholders would be in no way materially prejudiced thereby;

         NOW THEREFORE for good and valuable consideration (the receipt and sufficiency whereof be hereby acknowledged by each of the parties hereto) the parties hereto hereby agree as follows:

Article 1.0 - Definitions

1.1 All capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture.

Article 2.0 - Amendment to Section 3.9 of the Indenture

2.1 Section 3.9 of the Indenture, be and it is hereby deleted in its entirety and placed and amended in its entirety by the following:

"3.9     Payment in Subordinate Voting Shares
         on Redemption of Debentures or Maturity Date

                  Subject to section 3.10 and applicable law (including approval of any stock exchange on which the Subordinate Voting Shares are then listed), and notwithstanding any other provision of this Indenture, the Corporation, at its option, on not less than 30 and not more than 60 days' notice given in accordance with subsection
         3.11 (which notice, in the case of a redemption, may be given contemporaneously with notice of such redemption pursuant to section 3.4), may satisfy its obligation hereunder to pay the aggregate principal amount payable to the Holders of Debentures on redemption or on the Maturity Date by the issue to such holder of that number of Subordinate Voting Shares determined by dividing such aggregate principal amount by 95% of the Current Market Price of the Subordinate Voting Shares either:

         (a)      in the case of a payment on redemption:

                  (i) as of the date that notice of the Corporation's intention to pay in Subordinate Voting Shares on the redemption date is first given; or

                  (ii)     as of the redemption date,

         or

         (b)      in the case of a payment on the Maturity Date:

                  (i) as of the date that notice of the Corporation's intention to pay in Subordinate Voting Shares on the Maturity Date is first given; or

                  (ii)     as of the Maturity Date,

                  whichever yields a greater number of Subordinate Voting
                  Shares.

                  A copy of the notice contemplated by this section 3.9 will be sent by the Corporation to the Trustee concurrently with such notice being sent to Holders of Debentures. Not less than two days prior to the redemption date or Maturity Date, as the case may be, the Corporation will deliver a Written Direction of the Corporation to the Trustee setting forth the Corporation's determination of the number of Subordinate Voting Shares to be issued on the redemption date or the Maturity Date, as the case may be.

                  The Corporation may not exercise this right if an Event of Default hereunder has occurred and is continuing at the date of the notice referred to in this section 3.9."

2.2 Section 3.12 of the Indenture, be and it is hereby deleted in its entirety and replaced and amended in its entirety by the following:


         "3.12    No Requirement to Issue Fractional Shares

                  The Corporation shall not be required to issue fractional Subordinate Voting Shares upon the issue of Subordinate Voting Shares pursuant to section 3.10. If any fractional interest in a Subordinate Voting Share would, except for the provisions of this section, be deliverable upon the issue of any Subordinate Voting Shares pursuant to section 3.10, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, satisfy such fractional interest by paying to the registered holder of such shares an amount in lawful money of Canada equal (computed to the nearest cent) to the appropriate fraction of the applicable Current Market Price of the Subordinate Voting Shares determined pursuant to section 3.9."

Article 3.0 - Balance of Indenture Unamended

3.1 Except as expressly set forth herein, the Indenture shall remain in full, force and effect, unamended, as of the date hereof.


Article 4.0 - Counterparts and Formal Date

4.1 This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date as of February 14, 1997.

         IN WITNESS WHEREOF the parties hereby have executed this Supplemental Indenture under their respective corporate seals and the hands of their proper officers duly authorized in that behalf.

                                            MDC COMMUNICATIONS CORPORATION


                                            By:
                                               ------------------------------
                                               Name:
                                               Title:


                                            THE R-M TRUST COMPANY


                                            By:
                                               ------------------------------c/s
                                               Name:
                                               Title:


                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

Article 4.0 - Counterparts and Formal Date

4.1 This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date as of February 14, 1997.

         IN WITNESS WHEREOF the parties hereby have executed this Supplemental Indenture under their respective corporate seals and the hands of their proper officers duly authorized in that behalf.

                                         MDC COMMUNICATIONS CORPORATION


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:


                                         THE R-M TRUST COMPANY


                                         By: /s/ Eugenia Petryla
                                             -------------------------------c/s
                                            Name:  Eugenia Petryla
                                            Title: Account Manager


                                         By: /s/ Jedford C. Mason
                                             --------------------------------
                                            Name:  Jedford C. Mason
                                            Title: Senior Solicitor